BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                    Depositor

                            EMC MORTGAGE CORPORATION,

                           Seller and Master Servicer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                      Trustee and Securities Administrator

                    ----------------------------------------

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2001
                    ----------------------------------------

               BEAR STEARNS ASSET BACKED SECURITIES TRUST 2001-AC1

                   ASSET-BACKED CERTIFICATES, SERIES 2001-AC1



                                        TABLE OF CONTENTS
                                                                                           PAGE



                                            ARTICLE I

                                           DEFINITIONS
        Section 1.01   DEFINED TERMS...........................................................5




                                            ARTICLE II

                                     CONVEYANCE OF TRUST FUND
                                  REPRESENTATIONS AND WARRANTIES
        Section 2.01   CONVEYANCE OF TRUST FUND...............................................45
        Section 2.02   ACCEPTANCE OF THE MORTGAGE LOANS.......................................46
        Section 2.03   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                       MASTER SERVICER AND THE SELLER.........................................48
        Section 2.03(A)       ASSIGNMENT OF INTERESTS IN THE NATIONAL CITY
                       SUBSERVICING AGREEMENT.................................................58
        Section 2.04   REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR........................58
        Section 2.05   DELIVERY OF OPINION OF COUNSEL IN CONNECTION
                       WITH SUBSTITUTIONS AND REPURCHASES.....................................59
        Section 2.06   COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES..........................60
        Section 2.07   COVENANTS OF THE MASTER SERVICER.......................................60




                                           ARTICLE III

                          ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
        Section 3.01   MASTER SERVICER........................................................62
        Section 3.02   REMIC-RELATED COVENANTS................................................63
        Section 3.03   SUBSERVICING; NATIONAL CITY SUBSERVICING AGREEMENT;
                        MONITORING OF SUBSERVICERS; ENFORCEMENT OF OBLIGATIONS................63
        Section 3.04   SUCCESSOR MASTER SERVICER AND SUBSERVICING AGREEMENTS..................64
        Section 3.05   RIGHTS OF THE DEPOSITOR AND THE TRUSTEE IN RESPECT OF
                       THE MASTER SERVICER....................................................65
        Section 3.06   DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.............................65
        Section 3.07   RELEASE OF MORTGAGE FILES..............................................66
        Section 3.08   DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF
                       MASTER SERVICER TO BE HELD FOR TRUSTEE.................................67


                                                i




        Section 3.09   MAINTENANCE OF HAZARD INSURANCE........................................67
        Section 3.10   PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.......................68
        Section 3.11   MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.................68
        Section 3.12   TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES
                        AND DOCUMENTS.........................................................69
        Section 3.13   REALIZATION UPON DEFAULTED MORTGAGE LOANS;
                       DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND
                       REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.................69
        Section 3.14   SERVICING COMPENSATION.................................................72
        Section 3.15   REO PROPERTY...........................................................72
        Section 3.16   ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE..........................72
        Section 3.17   ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT.......................73
        Section 3.18   REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION..................73
        Section 3.19   ACCESS TO CERTAIN DOCUMENTATION........................................74
        Section 3.20   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS..........................74




                                            ARTICLE IV

                                             ACCOUNTS
        Section 4.01   COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED ACCOUNT................76
        Section 4.02   PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.......................78
        Section 4.03   COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS;
                       ESCROW ACCOUNTS........................................................79
        Section 4.04   DISTRIBUTION ACCOUNT...................................................80
        Section 4.05   PERMITTED WITHDRAWALS AND TRANSFERS FROM
                       THE DISTRIBUTION ACCOUNT...............................................81




                                            ARTICLE V

                                    DISTRIBUTIONS AND ADVANCES
                                      BY THE MASTER SERVICER
        Section 5.01   ADVANCES...............................................................82
        Section 5.02   COMPENSATING INTEREST PAYMENTS.........................................82
        Section 5.03   REMIC DISTRIBUTIONS....................................................83
        Section 5.04   DISTRIBUTIONS..........................................................83
        Section 5.04A  ALLOCATION OF REALIZED LOSSES..........................................88
        Section 5.05   MONTHLY STATEMENTS TO CERTIFICATEHOLDERS...............................88
        Section 5.06   REMIC DESIGNATIONS AND ALLOCATIONS.....................................91




                                                ii




                                            ARTICLE VI

                                         THE CERTIFICATES
        Section 6.01   THE CERTIFICATES.......................................................96
        Section 6.02   CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND
                       EXCHANGE OF CERTIFICATES...............................................97
        Section 6.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.....................100
        Section 6.04   PERSONS DEEMED OWNERS.................................................101
        Section 6.05   ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.............101
        Section 6.06   BOOK-ENTRY CERTIFICATES...............................................101
        Section 6.07   NOTICES TO DEPOSITORY.................................................102
        Section 6.08   DEFINITIVE CERTIFICATES...............................................102
        Section 6.09   MAINTENANCE OF OFFICE OR AGENCY.......................................103




                                           ARTICLE VII

                        THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER
        Section 7.01   RESPECTIVE LIABILITIES OF THE DEPOSITOR,
                        THE MASTER SERVICER AND THE SELLER...................................104
        Section 7.02   MERGER OR CONSOLIDATION OF THE DEPOSITOR,
                        THE MASTER SERVICER OR THE SELLER....................................104
        Section 7.03   LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SELLER,
                        THE MASTER SERVICER AND OTHERS.......................................104
        Section 7.04   LIMITATION ON RESIGNATION OF MASTER SERVICER..........................105
        Section 7.05   ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS........................105




                                           ARTICLE VIII

                             DEFAULT; TERMINATION OF MASTER SERVICER

        Section 8.01   EVENTS OF DEFAULT.....................................................106
        Section 8.02   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..............................107
        Section 8.03   NOTIFICATION TO CERTIFICATEHOLDERS....................................109
        Section 8.04   WAIVER OF DEFAULTS....................................................109







                                               iii







                                            ARTICLE IX

                     CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR
        Section 9.01   DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR........................110
        Section 9.02   CERTAIN MATTERS AFFECTING THE TRUSTEE AND
                       THE SECURITIES ADMINISTRATOR..........................................112
        Section 9.03   TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR
                       CERTIFICATES OR MORTGAGE LOANS........................................113
        Section 9.04   TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN CERTIFICATES.............114
        Section 9.05   TRUSTEE'S AND SECURITIES ADMINISTRATOR'S EXPENSES.....................114
        Section 9.06   ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR.....114
        Section 9.07   INSURANCE.............................................................115
        Section 9.08   RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES ADMINISTRATOR.......115
        Section 9.09   SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR.........................116
        Section 9.10   MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR........117
        Section 9.11   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.........................117
        Section 9.12   TAX MATTERS...........................................................118




                                            ARTICLE X

                                           TERMINATION
        Section 10.01  TERMINATION UPON LIQUIDATION OR REPURCHASE
                        OF ALL MORTGAGE LOANS................................................122
        Section 10.02  FINAL DISTRIBUTION ON THE CERTIFICATES................................122
        Section 10.03  ADDITIONAL TERMINATION REQUIREMENTS...................................123




                                            ARTICLE XI

                                     MISCELLANEOUS PROVISIONS
        Section 11.01  AMENDMENT.............................................................125
        Section 11.02  RECORDATION OF AGREEMENT; COUNTERPARTS................................126
        Section 11.03  GOVERNING LAW.........................................................126
        Section 11.04  INTENTION OF PARTIES..................................................127
        Section 11.05  NOTICES...............................................................127
        Section 11.06  SEVERABILITY OF PROVISIONS............................................128
        Section 11.07  ASSIGNMENT............................................................128
        Section 11.08  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS............................128


                                                iv




        Section 11.09  INSPECTION AND AUDIT RIGHTS...........................................129
        Section 11.10  CERTIFICATES NONASSESSABLE AND FULLY PAID.............................130

EXHIBITS

Exhibit A-1    Form of Class [A-_] Certificates
Exhibit A-2    Form of Class [M-__][B][B-IO] Certificates
Exhibit A-3    Form of Class P Certificates
Exhibit A-4    Form of Class R Certificates
Exhibit B      Mortgage Loan Schedule
Exhibit C-1    Form of Initial Certification of Trustee
Exhibit C-2    Form of Interim Certification of Trustee
Exhibit C-3    Form of Final Certification of Trustee
Exhibit D      Form of Transfer Affidavit
Exhibit E      Form of Transferor Certificate
Exhibit F      Form of Investment Letter (Non-Rule 144A)
Exhibit G      Form of Rule 144A Investment Letter
Exhibit H      Form of Request for Release
Exhibit I      DTC Letter of Representations
Exhibit J      Schedule of Mortgage Loans with Lost Notes

               POOLING AND SERVICING AGREEMENT, dated as of August 1, 2001, among BEAR STEARNS ASSET BACKED SECURITIES, INC., a Delaware corporation, as depositor (the "Depositor"), EMC MORTGAGE CORPORATION, a Delaware corporation, as seller (in such capacity, the "Seller") and as a master servicer (in such capacity, the "Master Servicer"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the "Trustee" and as securities administrator (in such capacity, the "Securities Administrator").

                                      PRELIMINARY STATEMENT

               The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                             REMIC I

        As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.




                         Uncertificated REMIC I    Initial Uncertificated        Assumed Final
     Designation           Pass-Through Rate          Principal Balance        Maturity Date(1)
---------------------------------------------------------------------------------------------------
        LT1A                  Variable(2)         $   217,861,578.03        September 25, 2031
        LT1B                  Variable(2)         $         1,254.06        September 25, 2031
        LT1C                  Variable(2)         $           924.57        September 25, 2031
        LT1D                  Variable(2)         $    24,200,000.00        September 25, 2031
        LT1P                  Variable(2)         $           100.00        September 25, 2031

 -------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

                                    REMIC II

        As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

        The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass- Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.




                        Uncertificated REMIC II    Initial Uncertificated        Assumed Final
     Designation           Pass-Through Rate          Principal Balance        Maturity Date(1)
-----------------------------------------------------------------------------------------------------
       LT2-1AA                Variable(2)         $           136,549,738.00  September 25, 2031
       LT2-AI1                Variable(2)         $               385,520.00  September 25, 2031
       LT2-AI2                Variable(2)         $               400,560.00  September 25, 2031
       LT2-AI3                Variable(2)         $               161,070.00  September 25, 2031
       LT2-AI4                Variable(2)         $               244,050.00  September 25, 2031
       LT2-AI5                Variable(2)         $               132,500.00  September 25, 2031
       LT2-1M1                Variable(2)         $                27,865.00  September 25, 2031
       LT2-1M2                Variable(2)         $                24,382.00  September 25, 2031
       LT2-1B                 Variable(2)         $                17,412.00  September 25, 2031
       LT2-1ZZ                Variable(2)         $             1,393,369.03  September 25, 2031
       LT2-2AA                Variable(2)         $           100,672,743.53  September 25, 2031
       LT2-AII                Variable(2)         $               975,910.00  September 25, 2031
       LT2-2M1                Variable(2)         $                20,544.00  September 25, 2031
       LT2-2M2                Variable(2)         $                17,977.00  September 25, 2031
       LT2-2B                 Variable(2)         $                12,837.00  September 25, 2031
       LT2-2ZZ                Variable(2)         $             1,027,276.10  September 25, 2031
       LT2A-IO                Variable(2)                            N/A (3)  September 25, 2031
        LT2P                  Variable(2)         $                   100.00  September 25, 2031

-------------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC II Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.
(3) REMIC II Regular Interest LT2A-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC I Regular Interest LT1D.

                                            REMIC III

        As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

        The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC III created hereunder:





                      Initial Certificate Principal                            Assumed Final
  Class Designation              Balance               Pass-Through Rate     Maturity Date(1)
--------------------  -----------------------------   ------------------   -------------------
                                                             Class I-A1
     Class I-A1                   $38,552,000            Pass-Through Rate    September 25, 2031
                                                            Class I-A2
     Class I-A2                   $40,056,000            Pass-Through Rate    September 25, 2031
                                                            Class I-A3
     Class I-A3                   $16,107,000            Pass-Through Rate    September 25, 2031
                                                            Class I-A4
     Class I-A4                   $24,405,000           Pass-Through Rate     September 25, 2031
                                                            Class I-A5
     Class I-A5                   $13,250,000           Pass-Through Rate     September 25, 2031
                                                            Class II-A
     Class II-A                   $97,591,000           Pass-Through Rate     September 25, 2031
                                                            Class A-IO
     Class A-IO                         N/A(4)          Pass-Through Rate     September 25, 2031
                                                            Class M-1
      Class M-1                    $4,841,000           Pass-Through Rate     September 25, 2031
                                                            Class M-2
      Class M-2                    $4,236,000           Pass-Through Rate     September 25, 2031
                                                             Class B
       Class B                     $3,025,000           Pass-Through Rate     September 25, 2031
                                                            Class B-IO
     Class B-IO                       $756.67           Pass-Through Rate     September 25, 2031
       Class P                           $100                 N/A(4)          September 25, 2031

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC III.
(2) The Class B-IO Certificates will accrue interest at the Class B-IO Pass-Through Rate on the Certificate Notional Balance of the Class B-IO Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests. The Class B-IO Certificates will not accrue interest on their Certificate Principal Balance.
(3) The Class A-IO Certificates do not have a Certificate Principal Balance and are not entitled to distributions of principal. The Class A-IO Certificates accrue interest on a Certificate Notional Balance calculated in accordance with the definition of "Certificate Notional Balance" herein.
(4)       The Class P Certificates do not accrue interest.

        The Trust Fund shall be named, and may be referred to as, the "Bear Stearns Asset Backed Securities Trust 2001-AC1." The Certificates issued hereunder may be referred to as "Asset-Backed

Certificates Series 2001-AC1" (including for purposes of any endorsement or assignment of a Mortgage Note or Mortgage).

        In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01   DEFINED TERMS.

               In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

               ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (a) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (except in its capacity as successor to the Master Servicer), or (b) with respect to the Master Servicer, as provided in this Agreement or, with respect to any subservicer, as provided in the related Subservicing Agreement, but, in each case, in no event below the standard set forth in clause (a).

               ACCOUNT: The Distribution Account and any Protected Account.

               ACCRUAL PERIOD: With respect to the Certificates (other than the Class I-A1 Certificates and the Class P Certificates) and any Distribution Date, the calendar month immediately preceding such Distribution Date. With respect to the Class I-A1 Certificates and any Distribution Date, the period from and including the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding such Distribution Date. All calculations of interest on the Certificates (other than the Class I-A1 Certificates and the Class P Certificates) will be made on the basis of a 360-day year consisting of twelve 30-day months, and all calculations of interest on the Class I-A1 Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a 360-day year.

               ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by the Master Servicer as provided in Section 5.01 or by any subservicer in accordance with the related Subservicing Agreement.

               AGGREGATE GROUP NET RATE CAP: For any Distribution Date (I) through the applicable Accrual Period for a Class relating to the Distribution Date in February 2004, the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I and Loan Group II as of the last day of the related Due Period over (b) interest payable on the Class A-IO Certificates with respect to each such Accrual Period expressed as a per annum rate calculated on the basis of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (ii) thereafter, the lesser of the Group I Net Rate Cap and the Group II Net Rate Cap, in each case for such Distribution Date. Such amount is the equivalent of the weighted average of (x) the Uncertificated REMIC I Pass-Through Rate with respect to REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1B, REMIC I Regular Interest LT1C and REMIC I Regular Interest LT1P for such Distribution Date and
(y) the excess, if any, of (I) the Uncertificated REMIC I Pass-Through Rate with respect to REMIC I Regular Interest LT1D for such Distribution Date over (ii) in the case of the Distribution Dates beginning in September 2001 and ending in February 2004, the applicable Class A-IO Pass-Through Rate, and (B) in the case of any Distribution Date thereafter, 0.00% per annum, weighted, in the case of clause
(x), on the basis of the aggregate Uncertificated Principal Balance of REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1B, REMIC I Regular Interest LT1C and REMIC I Regular Interest LT1P and in the case of clause (y), on the basis of the Uncertificated Principal Balance of REMIC I Regular Interest LT1D, respectively.

               AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

               AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in the Master Servicer's Protected Account at the close of business on the immediately preceding Determination Date on account of
(I) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

               APPLIED REALIZED LOSS AMOUNT: With respect to any Distribution Date and a Class of Subordinated Certificates (other than the Class B-IO Certificates and the Residual Certificates) the sum of the Realized Losses with respect to the Mortgage Loans, which are to be applied in reduction of the Certificate Principal Balance of that Class of Certificates pursuant to this Agreement, which shall on any such Distribution Date equal with respect to the Class B Certificates, Class M-2 Certificates and Class M-1 Certificates, in that order, so long as their respective Certificate Principal Balances have not been reduced to zero, the amount, if any, by which, (I) the aggregate Certificate Principal Balance of all of the Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of the related Due Period.

               APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

               ASSUMPTION AGREEMENT: The Assignment, Assumption and Recognition Agreement dated August 30, 2001, by and among the Seller, National City and the Trust acknowledging the transfer of the National City Subservicing Agreement to the Trust.

               BANKRUPTCY CODE: Title 11 of the United States Code.

               BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Regular Certificates (other than the Class P and the Class B-IO Certificates) constitutes a Class of Book-Entry Certificates.

               BUSINESS DAY: Any day other than (I) a Saturday or a Sunday, or
(ii) a day on which banking institutions in The City of New York, New York, Minneapolis, Minnesota or the city in which the Corporate Trust Office of the Trustee or the principal office of the Master Servicer is located are authorized or obligated by law or executive order to be closed.


               CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-15.

               CERTIFICATE NOTIONAL BALANCE: As to any Class A-IO Certificate and any Distribution Date, an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT1D. With respect to the Class B-IO Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.

               CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

               CERTIFICATE PRINCIPAL BALANCE: As to any Certificate (other than any Class A-IO or Class B-IO Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (I) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
Section 5.04, and (ii) in the case of any Subordinated Certificate, any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates. References herein to the Certificate Principal Balance of a Class of Certificates or a Class A Group shall mean the Certificate Principal Balances of all Certificates in such Class or all Certificates in such Class A Group, as the case may be.

               CERTIFICATE REGISTER: The register maintained pursuant to Section
6.02 hereof.

               CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

               CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01 hereof.

               CLASS A CERTIFICATES: The Senior Certificates.

               CLASS A GROUP: Either of the Class A-I Group or the Class A-II Group.

               CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess, if any, of (I) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal

Balance of the Mortgage Loans as of the last day of the related Due Period over
(b) the product of (1) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (2) the sum of (x) 10% and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

               CLASS I-A1 CERTIFICATE: Any Certificate designated as a "Class I-A1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A1 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS I-A1 PASS-THROUGH RATE: For the first Distribution Date, 3.73% per annum and for any Distribution Date thereafter, the lesser of (I) One-Month LIBOR for the related Accrual Period plus 0.15% per annum and (ii) the Class 1-A1 Rate Cap for such Distribution Date.

               CLASS I-A1 RATE CAP: With respect to any Distribution Date for the Class I-A1 Certificates the product of (I) a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 360, (ii) 12 and (iii) for each Distribution Date (a) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (b) thereafter, the Group I Net Rate Cap, in each case for such Distribution Date.

               CLASS I-A2 CERTIFICATE: Any Certificate designated as a "Class I-A2 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A2 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS I-A2 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) 5.640% per annum and (ii) the Class I-A2 Rate Cap for such Distribution Date.

               CLASS I-A2 RATE CAP: With respect to any Distribution Date for the Class I-A2 Certificates (I) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (ii) thereafter, the Group I Net Rate Cap, in each case for such Distribution Date.

               CLASS I-A3 CERTIFICATE: Any Certificate designated as a "Class I-A3 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A3 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS I-A3 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) 6.350% per annum and (ii) the Class I-A3 Rate Cap for such Distribution Date.

               CLASS I-A3 RATE CAP: With respect to any Distribution Date for the Class I-A3 Certificates (I) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (b) thereafter, the Group I Net Rate Cap, in each case for such Distribution Date.

               CLASS I-A4 CERTIFICATE: Any Certificate designated as a "Class I-A4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A4 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS I-A4 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 6.900% per annum, and thereafter, 7.400% per annum and (ii) the Class I-A4 Rate Cap for such Distribution Date.

               CLASS I-A4 RATE CAP: With respect to any Distribution Date for the Class I-A4 Certificates (I) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (b) thereafter, the Group I Net Rate Cap, in each case for such Distribution Date.

               CLASS I-A5 CERTIFICATE: Any Certificate designated as a "Class I-A5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-A5 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS I-A5 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 7.430% per annum, and thereafter, 7.930% per annum and (ii) the Class I-A5 Rate Cap for such Distribution Date.

               CLASS I-A5 RATE CAP: With respect to any Distribution Date for the Class I-A5 Certificates (I) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (b) thereafter, the Group I Net Rate Cap, in each case for such Distribution Date.

               CLASS II-A CERTIFICATE: Any Certificate designated as a "Class II-A Certificate" on the face thereof, in the form of Exhibit A- 1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS II-A PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 7.000% per annum, and thereafter 7.500% per annum and (ii) the Class II-A Rate Cap for such Distribution Date.

               CLASS II-A RATE CAP: With respect to any Distribution Date for the Class II-A Certificates (I) on or prior to the Distribution Date in February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (I) of the definition thereof) and (ii) thereafter, the Group II Net Rate Cap, in each case for such Distribution Date.

               CLASS A-I GROUP: The Class I-A1 Certificates, Class I-A2 Certificates, the Class I-A3 Certificates, Class I-A4 Certificates and Class I-A5 Certificates.

               CLASS A-II GROUP: The Class II-A Certificates.

               CLASS A-IO CERTIFICATE: Any Certificate designated as a "Class A-IO Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to its Percentage Interest of distributions provided for the Class A-IO Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS A-IO PASS-THROUGH RATE: With respect to the Class A-IO Certificates and (a) any of the first through the eighteenth Distribution Dates, a per annum rate equal to the excess of (I) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 8.00% per annum, (b) any of the eighteenth through the twenty-fourth Distribution Dates, a per annum rate equal to the excess of
(I) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 7.25% per annum, c) any of the twenty-fourth through the thirtieth Distribution Dates, a per annum rate equal to the excess of (I) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 7.00% per annum, and (d) any Distribution Date after the thirtieth Distribution Date, 0.00% per annum. The interest calculated in preceding sentence shall be the equivalent of the interest on REMIC II Regular Interest LT2A-IO.

               CLASS B CERTIFICATE: Any Certificate designated as a "Class B Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class B Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS B PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 7.000% per annum, and thereafter, 7.500% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date.

               CLASS B PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess, if any, of (I) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over
(ii) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the sum of (1) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (4) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

               CLASS B-IO CERTIFICATE: Any Certificate designated as a "Class B-IO Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class B-IO Certificates herein and evidencing a Regular Interest in REMIC III.

               CLASS B-IO PASS-THROUGH RATE: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of the amounts calculated pursuant to clauses (A) through
(P) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests. For purposes of calculating the Pass-Through Rate for the Class B-IO Certificates, the numerator is equal to the sum of the following components:

               (A) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1AA minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1AA;

               (B) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AI1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AI1;

               (C) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AI2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AI2;

               (D) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AI3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AI3;

               (E) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AI4 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AI4;

               (F) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AI5 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AI5;

               (G) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1M1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1M1;

               (H) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1M2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1M2;

               (I) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1B minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1B;

               (J) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1ZZ minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1ZZ;

               (K) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2AA minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2AA;

               (L) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-AII minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-AII;

               (M) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2M1 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2M1;

               (N) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2M2 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2M2;

               (O) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2B minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2B;

               (P) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2ZZ minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2ZZ; and

               (P) 100% of the interest accrued on REMIC II Regular Interest
LT2P.

               The Class P Certificates will not accrue interest and therefore will not have a Pass- Through Rate.

               CLASS M-1 CERTIFICATE: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS M-1 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 6.850% per annum, and thereafter, 7.350% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date.

               CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess, if any, of (I) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the sum of
(1) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date and (2) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due

Period and (y) the sum of (I) 6% and (II) the Current Specified
Overcollateralization Percentage for such Distribution Date.

               CLASS M-2 CERTIFICATE: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS M-2 PASS-THROUGH RATE: On any Distribution Date, the lesser of (I) if such Distribution Date occurs on or prior to the Optional Termination Date, 7.000% per annum, and thereafter, 7.500% per annum and (ii) the Subordinated Certificates Rate Cap for such Distribution Date.

               CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any Distribution Date, an amount equal to the excess, if any, of (I) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over (b) the sum of
(1) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (3) the product of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the sum of (I) 2.50% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

               CLASS P CERTIFICATE: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class P Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

               CLASS R-I CERTIFICATE: Any Certificate designated a "Class R-I Certificate" on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, evidencing the Residual Interest in REMIC I and representing the right to the Percentage Interest of distributions provided for the Class R-I Certificates as set forth herein.

               CLASS R-II CERTIFICATE: Any Certificate designated a "Class R-II Certificate" on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, evidencing the Residual Interest in REMIC II and representing the right to the Percentage Interest of distributions provided for the Class R-II Certificates as set forth herein.

               CLASS R-III CERTIFICATE: Any Certificate designated a "Class R-III Certificate" on the face thereof, in substantially the form set forth in Exhibit A-4 hereto, evidencing the Residual Interest in REMIC III and representing the right to the Percentage Interest of distributions provided for the Class R-III Certificates as set forth herein.

               CLOSING DATE: August 30, 2001.

               CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

               COMPENSATING INTEREST: An amount, not to exceed the Servicing Fee, to be applied by the Master Servicer pursuant to Section 5.02 to the payment of a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement (other than a National City Loan); provided that with respect to each National City Loan, the Trustee shall be required to pay any Prepayment Interest Shortfalls relating thereto out of amounts otherwise payable to it as its Trustee Fee.

               CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located, for Certificate transfer purposes, at Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Bear Stearns Asset Backed Securities, Inc., Series 2001-AC1 and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Bear Stearns Asset Backed Securities, Inc., Series 2001-AC1, or at such other address as the Trustee may designate from time to time.

               CORRESPONDING CERTIFICATE: With respect to:

               (I)  REMIC II Regular Interest LT2-AI1, the Class I-A1
                    Certificates,

               (ii) REMIC II Regular Interest LT2-AI2, the Class I-A2
                    Certificates,

              (iii) REMIC II Regular Interest LT2-AI3, the Class I-A3
                    Certificates,

               (iv) REMIC II Regular Interest LT2-AI4, the Class I-A4
                    Certificates,

               (v)  REMIC II Regular Interest LT2-AI5, the Class I-A5
                    Certificates,

               (vi) REMIC II Regular Interest LT2-AII, the Class II-A
                    Certificates,

              (vii) REMIC II Regular Interest LT2-1M1 and REMIC II Regular
                    Interest LT2- 2M1, the Class M-1 Certificates,

             (viii) REMIC II Regular Interest LT2-1M2 and REMIC II Regular
                    Interest LT2- 2M2, the Class M-2 Certificates,

               (ix) REMIC II Regular Interest LT2-1B and REMIC II Regular
                    Interest LT2-2B, the Class B Certificates, and

               (x)  REMIC II Regular Interest LT2P, the Class P Certificates.

               CURRENT INTEREST: As of any Distribution Date, with respect to Certificates of each Class other than the Class P Certificates and the Residual Certificates, (I) the interest accrued on the Certificate Principal Balance or Certificate Notional Balance, as applicable, during the related Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest and (b) any shortfalls resulting from application of the Relief Act during the related Due Period, provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clause
(ii) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Residual Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each Class of Offered Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (I) hereof for each such Class on such Distribution Date.

               CURRENT SPECIFIED OVERCOLLATERALIZATION PERCENTAGE: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

               CUT-OFF DATE: The close of business on August 1, 2001.

               CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

               DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

               DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

               DEFINITIVE CERTIFICATES: As defined in Section 6.06.

               DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

               DELINQUENCY EVENT: A Delinquency Event shall have occurred and be continuing if at any time, (x) the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal

Balance of all of the Mortgage Loans as of the last day of the related Due Period equals or exceeds (y) 50% of the Senior Enhancement Percentage.

               DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30- day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

               DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate".

               DEPOSITOR: Bear Stearns Asset Backed Securities, Inc., a Delaware corporation, or its successor in interest.

               DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

               DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

               DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

               DISTRIBUTION ACCOUNT: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.03 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates, Series 2001- AC1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

               DISTRIBUTION ACCOUNT DEPOSIT DATE: As to any Distribution Date, on or before 1:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

               DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in September 2001.

               DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

               DUE PERIOD: With respect to any Distribution Date, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through close of business on the first day of the calendar month in which such Distribution Date occurs.

               ELIGIBLE ACCOUNT: Any of (I) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

               EMC: EMC Mortgage Corporation, a Delaware corporation.

               ERISA: The Employee Retirement Income Security Act of 1974, as amended.

               ERISA RESTRICTED CERTIFICATE: Each of the Class B-IO Certificates, Class P Certificates and Residual Certificates.

               EVENT OF DEFAULT: As defined in Section 8.01 hereof.

               EXCESS CASHFLOW: With respect to any Distribution Date, an amount, if any, equal to the sum of (a) the Excess Overcollateralization Amount and (b) the Remaining Excess Spread, in each case for such Distribution Date.

               EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated. Excess Overcollateralization Amount: With respect to any Distribution Date, the lesser of (I) Principal Funds and (ii) the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount, in each case for such Distribution Date.

               EXCESS SPREAD: With respect to any Distribution Date, the excess, if any, of (I) the Interest Funds for such Distribution Date over (ii) the sum of Current Interest on the Offered Certificates and Interest Carry Forward Amounts on the Class A Certificates, in each case for such Distribution Date.

               EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (I) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date (after giving effect to distributions of principal on the Certificates other than any Extra Principal Distribution Amount) and (ii) the Excess Spread for such Distribution Date.

               FANNIE MAE: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

               FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

               FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

               FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

               GROUP I MARKER RATE: With respect to the Class B-IO Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1MI, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ, with the rate on REMIC II Regular Interest LT2-AI1 subject to a cap equal to the lesser of (x) LIBOR plus 0.15% per annum and (y) the Class I-A1 Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-AI2 subject to a cap equal to the lesser of (x) 5.640% per annum and (y) the Class I-A2 Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-AI3 subject to a cap equal to the lesser of (x) 6.350% per annum and (y) the Class I-A3 Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-AI4 subject to a cap equal to the lesser of (x) 6.900% per annum and (y) the Class I-A4 Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-AI5 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.430% per annum and (y) the Class I-A5 Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.930% per annum and (y) the Class I-A5 Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-1M1 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.850% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional

Termination Date, the lesser of (x) 7.350% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-1M2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-1B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; and with the rate on REMIC II Regular Interest LT2-1ZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC II Pass-Through Rate and the related caps with respect to REMIC II Regular Interest LT2-AI1 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

               GROUP I NET RATE CAP: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I as of the last day of the related Due Period.

               GROUP II MARKER RATE: With respect to the Class B-IO Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2MI, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B and REMIC II Regular Interest LT2-2ZZ; with the rate on REMIC II Regular Interest LT2-AII subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Class II-A Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Class II-A Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-2MI subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.850% per annum and
(y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.350% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-2M2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; with the rate on REMIC II Regular Interest LT2-2B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; and with the rate on REMIC II Regular Interest LT2-2ZZ subject to a cap of zero for the purpose of this calculation.

               GROUP II NET RATE CAP: For any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II as of the last day of the related Due Period.

               INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

               INITIAL OVERCOLLATERALIZATION AMOUNT: $756.67.

               INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

               INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Master Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

               INSURED EXPENSES: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

               INTEREST CARRYFORWARD AMOUNT: As of any Distribution Date and with respect to each Class of Certificates other than the Class P Certificates, the Class B-IO Certificates and the Residual Certificates, the sum of (I) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Certificates with respect to interest on such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Accrual Period including the Accrual Period relating to such Distribution Date.

               INTEREST DETERMINATION DATE: With respect to the Class I-A1 Certificates and for the first Accrual Period, August 28, 2001. With respect to the Class I-A1 Certificates and any Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Accrual Period.

               INTEREST FUNDS: For any Distribution Date with respect to each Loan Group, (I) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the related Mortgage Loans less the Servicing Fee, (b) all Advances relating to interest with respect to the related Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest with respect to the related Mortgage Loans and required to be remitted by the Master Servicer or the Trustee pursuant to this Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to interest),
(e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02, 2.03 and 3.20 and (f) all amounts in respect of interest paid by the Master Servicer pursuant to Section 10.01, in each case to the extent remitted by the Master Servicer, any subservicer or the Trustee, as applicable, to the Distribution Account pursuant to this Agreement or any Subservicing Agreement minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.02 and minus (iii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.04 and 4.05.

               LATEST POSSIBLE MATURITY DATE: The Distribution Date following the final scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II and REMIC III shall be the Latest Possible Maturity Date.

               LIBOR BUSINESS DAY: Any day on which banks in the London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

               LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Master Servicer has certified (in accordance with Section 3.07) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

               LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

               LOAN GROUP: Either Loan Group I or Loan Group II.

               LOAN GROUP I: The Mortgage Loans included as such on the Mortgage Loan Schedule.

               LOAN GROUP II: The Mortgage Loans included as such on the Mortgage Loan Schedule.

               LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

               LOCKOUT PERCENTAGE: With respect to the Class I-A5 Certificates and any Distribution Date prior to the Distribution Date in September 2004, 0%. For any Distribution Date thereafter, the percentage determined as follows:

               o for each Distribution Date from the Distribution Date in September 2004 through the Distribution Date in August 2006, 45%,

               o for each Distribution Date from the Distribution Date in September 2006 through the Distribution Date in August 2007, 80%,

               o for each Distribution Date from the Distribution Date in September 2007 through the Distribution Date in August 2008, 100%, and

               o    for each Distribution Date thereafter, 300%.

               MASTER SERVICER: EMC, in its capacity as master servicer, and its successors and assigns.

               MASTER SERVICER PREPAYMENT CHARGE PAYMENT AMOUNT: The amounts payable by the Master Servicer in respect of any waived Prepayment Charges pursuant to Section 2.03.

               MAXIMUM UNCERTIFICATED ACCRUED INTEREST DEFERRAL AMOUNT: With respect to any Distribution Date, the excess of (a) the sum of (I) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT2-1ZZ for such Distribution Date on a balance equal to the excess of (I) the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1ZZ and (ii) the REMIC II Group 1 Overcollateralized Amount for such Distribution Date and (II) accrued interest at the Uncertificated REMIC II Pass-Through Rate applicable to REMIC II Regular Interest LT2-2ZZ for such Distribution Date on a balance equal to the excess of (I) the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2ZZ and (ii) the REMIC II Group 2 Overcollateralized Amount for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AI1, with the rate on REMIC II Regular Interest LT2-AI1 subject to a cap equal to the lesser of (x) LIBOR plus 0.15% per annum and (y) the Class I-A1 Rate Cap; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AI2, with the rate on REMIC II Regular Interest LT2-AI2 subject to a cap equal to the lesser of (x) 5.640% per annum and (y) the Class I-A2 Rate Cap; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AI3, with the rate on REMIC II Regular Interest LT2-AI3 subject to a cap equal to the lesser of (x) 6.350% per annum and (y) the Class I-A3 Rate Cap; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AI4, with the rate on REMIC II Regular Interest LT2-AI4 subject to a cap equal to the lesser of (x) 6.900% per annum and (y) the Class I-A4 Rate Cap; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AI5, with the rate on REMIC II Regular Interest LT2-AI5 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.430% per annum and (y) the Class I-A5 Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.930% per annum and (y) the Class I-A5 Rate Cap; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-1M1 with the rate on REMIC II Regular Interest LT2-1M1 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.850% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.350% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation, Uncertificated Accrued Interest on REMIC II Regular Interest LT2- 1M2, with the rate on REMIC II Regular Interest LT2- 1M2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates

Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation, Uncertificated Accrued Interest on REMIC II Regular Interest LT2-1B, with the rate on REMIC II Regular Interest LT2-1B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation; Uncertificated Accrued Interest on REMIC II Regular Interest LT2-AII, with the rate on REMIC II Regular Interest LT2-AII subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x)7.000% per annum and
(y) the Class II-A Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Class II-A Rate Cap for the purpose of this calculation, Uncertificated Accrued Interest on REMIC II Regular Interest LT2-2M1, with the rate on REMIC II Regular Interest LT2-2M1 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.850% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.350% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation, Uncertificated Accrued Interest on REMIC II Regular Interest LT2-2M2, with the rate on REMIC II Regular Interest LT2- 2M2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation, and Uncertificated Accrued Interest on REMIC II Regular Interest LT2-2B, with the rate on REMIC II Regular Interest LT2-2B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.000% per annum and (y) the Subordinated Certificates Rate Cap and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.500% per annum and (y) the Subordinated Certificates Rate Cap for the purpose of this calculation.

               MLP&IS AGREEMENTS: Shall mean each of (i) the three Mortgage Loan Purchase and Interim Servicing Agreements, dated as of May 1, 2001; June 1, 2001; and July 1, 2001, each between First National Bank of Nevada, as seller and the Seller, as purchaser, (ii) the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 1, 2001 between First Guaranty Mortgage Corporation, as seller and the Seller, as purchaser and (iii) the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of June 28, 2001, between Greenpoint Mortgage Funding, Inc., as seller and the Seller, as purchaser.

               MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 5.05.

               MOODY'S: Moody's Investors Service, Inc.

               MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

               MORTGAGE FILE: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

               MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason including, without limitation, a breach of the representation contained in Section 2.03(b)(v) hereof, shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

               MORTGAGE LOAN PURCHASE AGREEMENT: Shall mean the Mortgage Loan Purchase Agreement dated as of August 30, 2001, between the Seller, as seller and the Depositor, as purchaser. Mortgage Loan Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

               MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the Master Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan and divided into Loan Groups:

               (I)     the loan number;

               (ii)    the Mortgage Rate in effect as of the Cut-off Date;

               (iii)   the Servicing Fee Rate;

               (iv)    the Net Mortgage Rate in effect as of the Cut-off Date;

               (v)     the maturity date;

               (vi)    the original principal balance;

               (vii)   the Cut-off Date Principal Balance;

               (viii)  the original term;

               (ix)    the remaining term;

               (x)     the property type;

               (xi) the type and term of the related Prepayment Charge, if any; and

               (xii)   the Loan Group.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans and such aggregate amount for all Mortgage Loans for each Loan Group.

               MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

               MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note.

               MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

               MORTGAGOR: The obligors on a Mortgage Note.

               NATIONAL CITY: National City Mortgage Co., and any successor thereto.

               NATIONAL CITY LOANS: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from National City pursuant to the National City Subservicing Agreement and assigned by the Seller to the Trust pursuant to the Assumption Agreement.

               NATIONAL CITY SUBSERVICING AGREEMENT: The Mortgage Loan Purchase and Servicing Agreement, dated as of August 1, 2001, by and between National City and the Seller.

               NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the sum of (i) the related Servicing Fee Rate and (ii) the Master Servicing Fee Rate.

               NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

               NONRECOVERABLE ADVANCE: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds or otherwise.

               OFFERED CERTIFICATES: The Class I-A1 Certificates, Class I-A2 Certificates, Class I-A3 Certificates, Class I-A4 Certificates, Class II-A Certificates, Class A-IO Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B Certificates.

               OFFICER'S CERTIFICATE: A certificate (I) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Master Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Seller, the Securities Administrator and/or the Trustee, as the case may be, as required by this Agreement.

               ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Accrual Period shall equal 4.09% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period.

               OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 7.04 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must
(I) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               OPTIONAL TERMINATION: The termination of the Trust Fund created hereunder as a result of the purchase of all of the Mortgage Loans and any REO Property pursuant to the last sentence of Section 10.01 hereof.

               OPTIONAL TERMINATION DATE: The Distribution Date on which the Stated Principal Balance of all of the Mortgage Loans is equal to or less than 10% of the Stated Principal Balance of all of the Mortgage Loans as of the Cut-off Date.

               ORIGINAL VALUE: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal or the sales price of such property or, in the case of a refinancing, on an appraisal.

               ORIGINATOR: Any of First National Bank of Nevada, First Guaranty Mortgage Corporation, Greenpoint Mortgage Funding and National City.

               OTS: The Office of Thrift Supervision.

               OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

               (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

               (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

               OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

               OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of the aggregate Stated Principal Balances of the Mortgage Loans as of the last day of the related Due Period over the Certificate Principal Balances of the Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

               OVERCOLLATERALIZATION TARGET AMOUNT:  $605,159.64.

               OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

               PASS-THROUGH RATE: With respect to each Class of Certificates other than the Residual Certificates, the applicable Pass-Through Rate for each such Class as set forth in the Preliminary Statement.

               PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the such Class.

               PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

               (I) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

               (iii)   [Reserved];

               (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

               (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;

               (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency;

               (viii) repurchase obligations with respect to any security described in clauses (I) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

               (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

               (x) interests in any money market fund (including any such fund managed or advised by the Trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

               (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and

               (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

               provided, that no such instrument shall be a Permitted Investment if such instrument (I) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or (iii) is purchased at a deep discount; provided further that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (vii) above); provided further that no amount beneficially owned by any REMIC may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Master Servicer shall receive an Opinion of Counsel, at the expense of the Master Servicer, to the effect that such investment will not adversely affect the status of any such REMIC as a REMIC under the Code or result in imposition of a tax on any such REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

               PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

               PERSON: Any individual, corporation, partnership, joint venture, association, joint- stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

               PREPAYMENT ASSUMPTION: The applicable rate of prepayment, as described in the Prospectus Supplement relating to each Class of Offered Certificates.

               PREPAYMENT CHARGE: Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

               PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment, a Principal Prepayment in full, or that became a Liquidated Loan during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.20 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment (or liquidation) or in the case of a partial Principal Prepayment on the amount of such prepayment (or liquidation proceeds) exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment or such liquidation proceeds.

               PREPAYMENT PERIOD: As to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

               PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related security instrument, if any or any replacement policy therefor through the related Accrual Period for such Class relating to a Distribution Date.

               PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, an amount equal to (x) the Principal Funds for such Distribution Date plus
(y) any Extra Principal Distribution Amount for such Distribution Date minus (z) any Excess Overcollateralization Amount for such Distribution Date.

               PRINCIPAL FUNDS: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or before the Distribution Account Deposit Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period,
(iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.20, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Mortgage Loans pursuant to Section 2.03(c), (e) amounts in respect of principal paid by the Master Servicer pursuant to Section 10.01 and (f) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal), in each case to the extent remitted by the Master Servicer or any subservicer to the Distribution Account pursuant to this Agreement or any applicable Subservicing Agreement minus (ii) all amounts required to be reimbursed pursuant to Section 4.05.

               PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.20 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer or the applicable subservicer, as appropriate, in accordance with the terms of the related Mortgage Note.

               PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated August 27, 2001 relating to the public offering of the Offered Certificates.

               PROTECTED ACCOUNT: An account established and maintained by the Master Servicer with respect to receipts on the Mortgage Loans and REO Property in accordance with Section 4.01 hereof or by a subservicer in accordance with the applicable Subservicing Agreement.

               PUD: A Planned Unit Development.

               PURCHASE PRICE: With respect to any Mortgage Loan (x) required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof or (y) that the Seller has a right to purchase pursuant to Section 3.20 hereof, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) accrued interest thereon at the applicable Mortgage Rate through the first day of the month in which the Purchase Price is to be distributed to Certificateholders, reduced by any portion of the Servicing Fee, Servicing Advances and Advances payable to the purchaser of the Mortgage Loan.

               RATING AGENCY: Each of Moody's and S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

               REALIZED LOSS: With respect to each Liquidated Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (I) the Stated Principal Balance of such Liquidated Loan as of the date of such liquidation, minus (ii) the Liquidation Proceeds, if any, received in connection with such liquidation during the month in which such liquidation occurs, to the extent applied as recoveries of principal of the Liquidated Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, (I) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation plus any reduction in the interest component of the Scheduled Payments. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the related Scheduled Payment was reduced. With respect to each Mortgage Loan that has become the subject of a Servicing Modification, a loss resulting from such Servicing Modification.

               RECORD DATE: With respect to the Certificates (other than the Class I-A1 Certificates) and (a) the first Distribution Date, the Closing Date and (b) with respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and the Class I-A1 Certificates, so long as the Class I-A1 Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

               REFERENCE BANK RATE: With respect to any Accrual Period, the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Certificates which bear an adjustable rate of interest on such Interest Determination Date, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Certificates which bear an adjustable rate of interest on such Interest Determination Date.

               REFERENCE BANKS: Barclays Bank PLC, Citibank, N.A. and Deutsche Bank AG, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller, Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trustee.

               REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

               RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

               REMAINING EXCESS SPREAD: With respect to any Distribution Date, the Excess Spread less any Extra Principal Distribution Amount, in each case for such Distribution Date.

               REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

               REMIC I: The segregated pool of assets described in Section 5.06(a).

               REMIC I CERTIFICATES: The REMIC I Regular Interests and the Class R-I Certificate.

               REMIC I REGULAR INTEREST LT1A: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT1A shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC I REGULAR INTEREST LT1B: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC I REGULAR INTEREST LT1C: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT1C shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC I REGULAR INTEREST LT1D: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT1D shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC I REGULAR INTEREST LT1P: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT1P shall accrue interest at the related Uncertificated REMIC I Pass- Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the Mortgage Loans collected by the Master Servicer and to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC I REGULAR INTERESTS: REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1B, REMIC I Regular Interest LT1C, REMIC I Regular Interest LT1D and REMIC I Regular Interest LT1P.

               REMIC II: The segregated pool of assets described in Section 5.06(a).

               REMIC II CERTIFICATES: The REMIC II Regular Interests and the Class R-II Certificate.

               REMIC II GROUP 1 INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group I and related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-1AA minus the Group I Marker Rate, divided by (b) 12.

               REMIC II GROUP 2 INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II and related REO Properties then outstanding and (ii) the Uncertificated REMIC II Pass-Through Rate for REMIC II Regular Interest LT2-2AA minus the Group II Marker Rate, divided by (b) 12.

               REMIC II GROUP 1 OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (I) 1% of the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ, minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2- 1M1, REMIC II Regular Interest LT2-1M2 and REMIC II Regular Interest LT2-1B, in each case as of such date of determination.

               REMIC II GROUP 2 OVERCOLLATERALIZED AMOUNT: With respect to any date of determination, (I) 1% of the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B and REMIC II Regular Interest LT2-2ZZ, minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2- 2M2 and REMIC II Regular Interest LT2-2B, in each case as of such date of determination.

               REMIC II GROUP 1 PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date and the Mortgage Loans in Loan Group I, an amount equal to (a) the product of (I) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2- AI4, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2 and REMIC II Regular Interest LT2-1B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ.

               REMIC II GROUP 2 PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date and the Mortgage Loans in Loan Group II, an amount equal to (a) the product of

(I) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group II and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2 and REMIC II Regular Interest LT2-2B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2 and REMIC II Regular Interest LT2-2B.

               REMIC II OVERCOLLATERALIZATION TARGET AMOUNT: 1% of the Overcollateralization Target Amount.

               REMIC II REGULAR INTEREST LT2A-IO: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2A-IO shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

               REMIC II REGULAR INTEREST LT2-1AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-1AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AI1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-AI1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AI2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-AI2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AI3: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-AI3 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AI4: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC

II. REMIC II Regular Interest LT2-AI4 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AI5: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-AI5 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-1M1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-1M1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-1M2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-1M2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-1B: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-1B shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-1ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-1ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-2AA: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-2AA shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-AII: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-AII shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-2M1: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-2M1 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-2M2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-2M2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-2B: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-2B shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2P: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2P shall accrue interest at the related Uncertificated REMIC II Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTEREST LT2-2ZZ: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. REMIC II Regular Interest LT2-2ZZ shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

               REMIC II REGULAR INTERESTS: REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2A-IO, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2,

REMIC II Regular Interest LT2-1B, REMIC II Regular Interest LT2-1ZZ, REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B, REMIC II Regular Interest LT2P and REMIC II Regular Interest LT2-2ZZ.

               REMIC III: The segregated pool of assets described in the Preliminary Statement.

               REMIC III CERTIFICATES: The REMIC III Regular Interests and the Class R-III Certificate.

               REMIC III REGULAR INTERESTS: As defined in the Preliminary Statement.

               REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

               REMIC REGULAR INTEREST: A REMIC I Regular Interest or REMIC II Regular Interest. Remittance Report: As defined in Section {313} 5.04(d).

               REO PROPERTY: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

               REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan;
(ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan;
(iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (viii) have the same lien priority as the Deleted Mortgage Loan; (ix) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (x) comply with each representation and warranty set forth in Section 2.03 hereof.

               REQUEST FOR RELEASE: The Request for Release to be submitted by the Seller or the Master Servicer to the Trustee substantially in the form of Exhibit H. Each Request for Release furnished to the Trustee by the Seller or the Master Servicer shall be in duplicate and shall be executed by an officer of the Seller or a Servicing Officer (or, if furnished electronically to the Trustee, shall be deemed to have been sent and executed by an officer of the Seller or a Servicing Officer) of the Master Servicer, as applicable.

               REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement or any applicable Subservicing Agreement.

               RESIDUAL CERTIFICATES: The Class R-I Certificates, Class R-II Certificates and Class R-III Certificates each evidencing the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in the related REMIC.

               RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

               SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

               SECURITIES ACT: The Securities Act of 1933, as amended.

               SECURITIES ADMINISTRATOR: Wells Fargo Bank Minnesota, National Association, in its capacity as securities administrator hereunder, and its successors and assigns.

               SELLER: EMC Mortgage Corporation, a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

               SENIOR CERTIFICATES: The Class I-A1 Certificates, Class I-A2 Certificates, Class I-A3 Certificates, Class I-A4 Certificates, Class I-A5, Class II-A Certificates and Class A-IO Certificates. Senior Enhancement
Percentage: As to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balances of the Class M-1, Class M-2 and Class B Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

               SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by the Master Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (I) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions) and (iv) compliance with any obligations under Section 3.09 hereof to cause insurance to be maintained.

               SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

               SERVICING FEE RATE:  0.25% per annum.

               SERVICING MODIFICATION: With respect to any Mortgage Loan that is in default or, in the reasonable judgment of the Master Servicer or any subservicer, as to which default is reasonably foreseeable, any modification which is effected by the Master Servicer or any subservicer in accordance with the terms of this Agreement or any applicable Subservicing Agreement which results in any change in the outstanding Stated Principal Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

               SERVICING OFFICER: Any officer of the Master Servicer or any subservicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of the Master Servicer, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and (ii) in the case of any subservicer, as to which evidence reasonably acceptable to the Trustee, as applicable, of due authorization, by such party has been furnished from time to time to the Trustee.

               STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

               STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (I) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Master Servicer or any subservicer as recoveries of principal in accordance with Section 3.13 or the applicable Subservicing Agreement with respect to such Mortgage Loan, that were received by the Master Servicer or the related subservicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and
(iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero. References herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group.

               STEPDOWN DATE: The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in September 2004 and (b) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2

Certificates and the Class B Certificates divided by the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period is greater than or equal to 10%.

               SUBORDINATED CERTIFICATES: The Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-IO Certificates and Residual Certificates.

               SUBORDINATED CERTIFICATES RATE CAP: For each Distribution Date with respect to the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates (i) through the related Accrual Period for such Class relating to a Distribution Date on or prior to February 2004, the Aggregate Group Net Rate Cap (calculated pursuant to clause (i) of the definition thereof) for such Distribution Date and (b) thereafter, the lesser of (1) the Group I Net Rate Cap and (2) the Group II Net Rate Cap, in each case for such Distribution Date.

               SUBSERVICING AGREEMENT: Any agreement (including, without limitation, the National City Subservicing Agreement) entered into between the Master Servicer and a subservicer with respect to the subservicing of any Mortgage Loan hereunder by such subservicer.

               SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(c).

               SUCCESSOR MASTER SERVICER: The meaning ascribed to such term pursuant to Section 8.01.

               TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual Certificates shall be the Tax Matters Person for the related REMIC. The Securities Administrator, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

               TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

               TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

               TRIGGER EVENT: With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if a Delinquency Event shall have occurred and be continuing.

               TRUST FUND: The corpus of the trust created hereunder consisting of (I) the Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Distribution Account and the Protected Account maintained by the Master Servicer and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) the National City Subservicing Agreement and the Assumption Agreement; and (vi) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

               TRUSTEE: Wells Fargo Bank Minnesota, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

               UNCERTIFICATED ACCRUED INTEREST: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass- Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Section [5.06]).

               UNCERTIFICATED NOTIONAL AMOUNT: With respect to each of REMIC II Regular Interest LT2A-IO and any Distribution Date, the Uncertificated Principal Balance of REMIC I Regular Interest LT1D for such Distribution Date.

               UNCERTIFICATED PASS-THROUGH RATE: The Uncertificated REMIC I Pass-Through Rate or the Uncertificated REMIC II Pass-Through Rate.

               UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC II Regular Interest LT2A-IO), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC II Regular Interest LT2A-IO) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.06. The Uncertificated Principal Balance of each of REMIC II Regular Interest LT2-1ZZ and REMIC II Regular Interest LT2-2ZZ shall each be increased by interest deferrals as provided in Section 5.06. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC II Regular Interest LT2A-IO will not have an Uncertificated Principal Balance.

               UNCERTIFICATED REMIC I PASS-THROUGH RATE: With respect to any Distribution Date and REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1D and REMIC I Regular Interest LT1P, a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and REMIC I Regular Interest LT1B, a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans in Loan Group I, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs. With respect to any Distribution Date and REMIC I Regular Interest LT1C, a per annum rate equal to the average of the Net Mortgage Rates of the Mortgage Loans in Loan Group II, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs.

               UNCERTIFICATED REMIC II PASS-THROUGH RATE:

               (a) With respect to REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2- 1M2, REMIC II Regular Interest LT2-1B, REMIC II Regular Interest LT2-1ZZ, REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B, REMIC II Regular Interest LT2P and REMIC II Regular Interest LT2-2ZZ and any Distribution Date prior to and including the Distribution Date in February 2004, a per annum rate equal to the Aggregate Group Net Rate Cap.

               (b) With respect to REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2- 1M2, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ and any Distribution Date after the Distribution Date in February 2004, a per annum rate equal to the Uncertificated REMIC I Pass-Through Rate of the Uncertificated REMIC I Regular Interest LT1B.

               (c) With respect to REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B and REMIC II Regular Interest LT2-2ZZ and any Distribution Date after the Distribution Date in February 2004, a per annum rate equal to the Uncertificated REMIC I Pass- Through Rate of the Uncertificated REMIC I Regular Interest LT1C.

               (d) With respect to REMIC II Regular Interest LT2A-IO and the first 30 Distribution Dates, the Class A-IO Rate, and 0.00% per annum thereafter.

               UNPAID REALIZED LOSS AMOUNT: As of any Distribution Date, and each Class of Subordinated Certificates (other than the Class B-IO Certificates and Residual Certificates) the excess of (I) the Applied Realized Loss Amount for such Class over (ii) the sum of all distributions on such Class in reduction of the Applied Realized Loss Amount for such Class on all previous Distribution Dates.

               VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (I) 93% to the Offered Certificates (other than the Class A-IO Certificates and the Residual Certificates), (ii) 1% to the Class A-IO Certificates until paid in full, (iii) prior to payment in full of the Class A-IO Certificates, 2% and thereafter 3%, to the Class B-IO Certificates, (iv) 1% to the Class P Certificates and (v) 1% to each Class of Residual Certificates, with the allocation among the

Offered Certificates other than the Class A-IO Certificates, the Class B-IO Certificates and the Residual Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

               WEIGHTED AVERAGE NET MORTGAGE RATE: The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

        Section 2.01   CONVEYANCE OF TRUST FUND.

               The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

               The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

               The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

               In connection with any such transfer and assignment, the Depositor has delivered to, and deposited with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned: (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of "Wells Fargo Bank Minnesota, National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2001- AC1," and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Mortgage, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (x) in the proviso below applies, shall be in recordable form), (iii) the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Mortgage with respect to each Mortgage Loan in the name of "Wells Fargo Bank Minnesota, National Association, as Trustee for certificateholders of Bear Stearns Asset Backed Securities, Inc. Asset Backed Certificates, Series 2001-AC1," (or if clause (x) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland, Florida, Mississippi, South Carolina or Tennessee, shall be in recordable form) (iv) an original or a copy of all intervening assignments of the Mortgage, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, or, in the event that such original title insurance policy is unavailable, a photocopy thereof, or in lieu thereof, a current lien search on the related Mortgaged Property and (vi) originals or copies of all available assumption, modification or substitution agreements, if any; provided, however, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Mortgage, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Master Servicer or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to the Mortgage Loans identified in the list set forth in Exhibit J, the Depositor may deliver a lost note affidavit and indemnity and a copy of the original note, if available; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans, in the Master Servicer's Protected Account or in the Distribution Account on the Closing Date. In the case of the documents referred to in clause (x) above, the Depositor shall deliver such documents to the Trustee promptly after they are received. The Seller shall cause, at its expense, the Mortgage and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Mortgage to the Trustee to be submitted for recording promptly after the Closing Date; provided that the Seller need not cause to be recorded any assignment in any jurisdiction under any state other than Maryland, Florida, Mississippi, South Carolina and Tennessee. In the event that the Seller, the Depositor or the Master Servicer gives written notice to the Trustee that a court has recharacterized the sale of the Mortgage Loans as a financing, the Seller shall submit or cause to be submitted for recording as specified above or, should the Seller fail to perform such obligations, the Trustee shall cause each such previously unrecorded assignment to be submitted for recording as specified above at the expense of the Trust pursuant to Section
9.05. In the event a Mortgage File is released to the Master Servicer as a result of the Master Servicer's having completed a Request for Release, the Trustee shall, if not so completed, complete the assignment of the related Mortgage in the manner specified in clause (iii) above.

        Section 2.02   ACCEPTANCE OF THE MORTGAGE LOANS.

               (a) The Trustee acknowledges receipt of, subject to the further review and {351} exceptions reported by the Trustee pursuant to the procedures described below, the documents (or certified copies thereof) delivered to the Trustee pursuant to Section 2.01 and declares that it holds and will continue to hold directly or through a custodian those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee will deliver an Initial Certification in the form annexed hereto as Exhibit C-1 confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note or a lost note affidavit and indemnity in lieu thereof. No later than 90 days after the Closing Date, the Trustee shall, for the benefit of the Certificateholders, {358} review each Mortgage File delivered to it and execute and deliver to the Seller and the Master Servicer {362} an Interim Certification substantially in the form annexed hereto as Exhibit C-2. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented (provided, however, that with respect to those documents described in subclauses (iv) and (vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall include such information in the exception report attached to Exhibit C-2. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

               (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit C-3. In conducting such review, the Trustee will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee has received either an original or a copy thereof, as required in Section 2.01 (provided, however, that with respect to those documents described in subclauses (iv) and
(vi) of Section 2.01, such obligations shall extend only to documents actually delivered pursuant to such subclauses). If the Trustee finds any document with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall note such defect in the exception report attached to the Final Certification and shall promptly notify the Seller. The Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section
2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

               (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Trustee for deposit in the Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by a Servicing Officer. Upon deposit of the Purchase Price in the Distribution Account and upon receipt of a Request for Release with respect to such Mortgage Loan, the Trustee will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

               (d) The Seller shall deliver to the Trustee, and Trustee agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Trustee will review as provided in subsections 2.02(a) and 2.02(b), provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

        Section 2.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER AND THE SELLER.

               (a) The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator and the Trustee as follows, as of the Closing Date:

               (I) It is duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (ii) It has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (iii) The execution and delivery of this Agreement by it, the servicing of the Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or
        (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

               (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

               (v) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

               (vii) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01.

               (b) The Seller hereby represents and warrants to the Depositor, the Securities Administrator, the Master Servicer and the Trustee as follows, as of the Closing Date:

               (I) The Seller is duly organized as a Delaware corporation and is validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

               (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

               (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

               (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

               (vii) With respect to each Mortgage Loan as of the Cut-off Date (unless otherwise expressly provided):

               (A) The information set forth in the Mortgage Loan Schedule on the Closing Date is complete, true and correct.

               (B) All payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made and no Mortgage Loan is delinquent sixty or more days; and the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required under any Mortgage Loan.

               (C) Except with respect to taxes, insurance and other amounts previously advanced by a prior servicer with respect to any Mortgage Loan, to the best of Seller's knowledge, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property.

               (D) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which in the case of the Mortgage Loans are in the Mortgage File and have been or will be recorded, if necessary to protect the interests of the Trustee, and which have been or will be delivered to the Trustee, all in accordance with this Agreement. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement in the case of the Mortgage Loans is part of the Mortgage File.

               (E) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (F) All buildings upon, or comprising part of, the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and such insurer is licensed to do business in the state where the Mortgaged Property is located. All such insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as mortgagee and Seller has received no notice that all premiums thereon have not been paid. If upon origination of the Mortgage Loan, the Mortgaged Property was, or was subsequently deemed to be, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), which require under applicable law that a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration (or any successor thereto) be obtained, such flood insurance policy is in effect which policy is with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the Stated Principal Balance of the related Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense and, on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to obtain reimbursement therefor from the Mortgagor.

               (G) Any and all requirements of any federal, state or local law including, usury, truth in lending, real estate settlement procedures including, the Real Estate Settlement Procedures Act of 1974, as amended, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

               (H) The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

               (I) The Mortgage is a valid, existing and enforceable first on the Mortgaged Property, including all improvements on the Mortgaged Property, if any, subject only to (1) the lien of current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage. The Seller has full right to sell and assign the Mortgage to the Depositor.

               (J) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or general principles of equity.

               (K) All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan transaction and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (L) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on- site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

               (M) Immediately prior to the conveyance of the Mortgage Loans by the Seller to the Depositor hereunder, the Seller was the sole owner and holder of the Mortgage Loan; the related

Originator or the Seller or the applicable Servicer was the custodian of the related escrow account, if applicable; the Mortgage Loan had neither been assigned nor pledged, and the Seller had good and marketable title thereto, and had full right to transfer and sell the Mortgage Loan and the related servicing rights to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest subject to the National City Subservicing Agreement, if applicable, and had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and the related servicing rights to the Depositor pursuant to the terms of this Agreement.

               (N) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, qualified to do business in such state, a federal savings and loan association or national bank having principal offices in such state or not deemed to be doing business in such state under applicable law.

               (O) The Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form acceptable to the Department of Housing and Urban Development, or any successor thereto, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in clause (I) above) the Seller (as assignee), its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and/or Mortgage providing for adjustment in the Mortgage Rate and monthly payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. With respect to each Mortgage Loan, the Seller (as assignee) is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller in the case of a Mortgage Loan, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. (P) Except as provided in clause (B), immediately prior to the Cut-off Date, there was no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and there was no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (Q) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to or equal with, the lien of the related Mortgage.

               (R) All improvements which were considered in any appraisal which was used in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (S)     [Reserved]

               (T) The origination, servicing and collection practices with respect to each Mortgage Note and Mortgage including, the establishment, maintenance and servicing of the escrow accounts and escrow payments, if any, since origination, have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations and, unless otherwise required by law or Fannie Mae/Freddie Mac standard, in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business. With respect to the escrow accounts and escrow payments, if any, and a Mortgage Loan (other than the National City Loans) all such payments are in the possession or under the control of the Seller (including pursuant to a Servicing Agreement) and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

               (U) The Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof.

               (V) The Mortgage contains customary and enforceable provisions to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security intended to be provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (2) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

               (W) The Mortgage Note is not and has not been secured by any collateral except the lien of the applicable Mortgage.

               (X)     [Reserved]

               (Y) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (Z) No Mortgage Loan contains a permanent or temporary "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan.

               (AA) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of the Mortgage Loan.

               (BB) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property.

               (CC) To the best of Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

               (DD) The assignment of Mortgage with respect to a Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (EE)    [Reserved].

               (FF)    [Reserved].

               (GG) Except for ___% of the Loan Group I Mortgage Loans and ___% of the Loan Group II Mortgage Loans, the Mortgaged Property consists of a single parcel of real property with or without a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling, or an individual unit in a planned unit development as defined by Fannie Mae or a manufactured dwelling which conforms with Fannie Mae and Freddie Mac requirements regarding such dwellings, or a townhouse, each structure of which is permanently affixed to the Mortgaged Property, and is legally classified as real estate.

               (HH)    [Reserved]

               (II)    [Reserved].

               (JJ) Each Mortgage Loan at the time of origination was underwritten in general in accordance with guidelines not inconsistent with the guidelines set forth in the Prospectus Supplement and generally accepted prime credit underwriting guidelines.

               (KK) No error, omission, misrepresentation, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller or the related Originator.

               (LL) As of the Cut-off Date, none of the Mortgage Loans were subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA").

               (MM) No Mortgage Loan imposes a Prepayment Charge for a term in excess of five years.

               (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(vii) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. Any breach of a representation or warranty contained in clauses (LL){401} and/or (MM) above, shall be automatically deemed to affect materially and adversely the interests of the Certificateholders. The Seller hereby covenants with respect to the representations and warranties set forth in
Section 2.03(b)(vii), that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured,
(I) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to
(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 hereof and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. To enable the Securities Administrator to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Securities Administrator whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 2.03(b)(vii) that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Seller, the Securities Administrator or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing.

               Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the covenant of the Master Servicer set forth in Section 2.03(a)(vii) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: the Master Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Distribution Account (net of any amount actually collected by the Master Servicer in respect of such Prepayment Charge and remitted by the Master Servicer, for the benefit of the holders of the Class P Certificates, in respect of such Prepayment Charge, into the Distribution Account).

               With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders such documents and agreements as are required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Securities Administrator shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and the

Securities Administrator shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Section 2.03(b)(vii) with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Protected Account maintained by the Master Servicer of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Trustee of a Request for Release for such Mortgage Loan, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

               For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be deposited into the Protected Account maintained by the Master Servicer, by the Seller delivering such Replacement Mortgage Loan on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

               In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited into the Protected Account maintained by the Master Servicer, on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a Request for Release, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this
Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

               (d) The representations and warranties set forth in Section 2.03 hereof shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

        Section 2.03(A) ASSIGNMENT OF INTERESTS IN THE NATIONAL CITY SUBSERVICING AGREEMENT.

               To the extent not provided for in the Assumption Agreement, the Seller hereby assigns to the Depositor who concurrently with the execution and delivery of this Agreement assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the National City Subservicing Agreement and, if applicable, the Assumption Agreement, including but not limited to the Seller's rights and obligations pursuant to the National City Subservicing Agreement (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of National City under the National City Subservicing Agreement to enforce the provisions thereof and to seek all or any available remedies).

               To the extent not provided for in the Mortgage Loan Purchase Agreement, the Seller hereby assigns to the Depositor who concurrently with the execution and delivery of this Agreement assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the MLP&IS Agreements, including but not limited to the Seller's rights and obligations pursuant to the MLP&IS Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, of the Originators with respect to the related Mortgage Loans under such MLP&IS Agreements to enforce the provisions thereof and to seek all or any available remedies).

        Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

               The Depositor hereby represents and warrants to the Master Servicer, the Securities Administrator and the Trustee as follows, as of the date hereof and as of the Closing Date:

               (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

               (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (I) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

               (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

               (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

               (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

               The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

               It is understood and agreed that the representations and warranties set forth in the immediately preceding paragraph shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

        Section 2.05 DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

               (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee{417} an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II or REMIC III or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee{418} of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause (I) or clause (ii) of the preceding sentence.

               (b) Upon discovery by the Depositor, the Seller or the Master Servicer that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

        Section 2.06   COUNTERSIGNATURE AND DELIVERY OF CERTIFICATES.

               The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the holders of the Certificates may be adequately and effectively protected.

        Section 2.07   COVENANTS OF THE MASTER SERVICER.

               The Master Servicer hereby covenants to the Depositor, the Securities Administrator and the Trustee as follows:

               (a) it shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

               (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Securities Administrator, the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading; and

               (c) it shall accurately and fully provide information regarding payment performance of the Mortgagors to the nationally recognized credit repositories, to the extent such reporting remains customary and prudent in the servicing of mortgage loans similar to the Mortgage Loans. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 3.01   MASTER SERVICER.

               For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan servicers in the respective states in which the Mortgaged Properties are located. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.13, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor and the Trustee under this Agreement. To the extent consistent with the foregoing, the Master Servicer shall be permitted to waive a Prepayment Charge only under the following circumstances:
(I) such waiver is standard and customary in servicing similar mortgage loans and (ii) such waiver would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan.

               Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

               In accordance with the standards of the first paragraph of this
Section 3.01, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.03, and further as provided in Section 4.02. All costs incurred by the Master Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the

Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

               Section 3.02 REMIC-RELATED COVENANTS.

               For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller, the Depositor, any Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

               For as long as each REMIC shall exist, the Master Servicer shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

        Section 3.03 SUBSERVICING; NATIONAL CITY SUBSERVICING AGREEMENT; MONITORING OF SUBSERVICERS; ENFORCEMENT OF OBLIGATIONS.

               (a) The Master Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer pursuant to a Subservicing Agreement; provided that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions herein relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through the Master Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trust, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of any such Subservicing Agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Master Servicer shall contain a provision giving the successor Master Servicer the option to terminate such agreement in the event a successor Master Servicer is appointed. All actions of each subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

               (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans (other than the National City Loans) that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Master Servicer.

               (c) The parties hereto acknowledge that the National City Loans are currently being subserviced by National City in accordance with the terms and provisions of the National City Subservicing Agreement. The National City Subservicing Agreement has been assigned to the Trust pursuant to the Assumption Agreement. Pursuant to the National City Subservicing Agreement, National City will make all remittances required thereunder directly to the Trustee for deposit in the Distribution Account.

               (d) The Master Servicer, on behalf of the Trustee and the Certificateholders, shall enforce the obligations of each Subservicer (including National City) under the related Subservicing Agreement, and shall, in the event that any such Subservicer (including National City) fails to perform its obligations in accordance with the related Subservicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Subservicer (including National City) thereunder and thereafter perform the primary servicing obligations with respect to such Mortgage Loans; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Master Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

        Section 3.04   SUCCESSOR MASTER SERVICER AND SUBSERVICING AGREEMENTS.

               In the event that, pursuant to Section 8.01 hereof, the Trustee or any other Person shall become Successor Master Servicer, such Successor Master Servicer may, at its option, succeed to any rights and obligations of the predecessor Master Servicer under any Subservicing Agreement in accordance with the terms thereof; provided that such Successor Master Servicer shall not incur any liability or have any obligations in its capacity as servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the predecessor Master Servicer thereunder; and the predecessor Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

               Such predecessor Master Servicer shall, upon request of the Trustee, but at the expense of such predecessor Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

        Section 3.05 RIGHTS OF THE DEPOSITOR AND THE TRUSTEE IN RESPECT OF THE MASTER SERVICER.

               Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer and none of them is obligated to supervise the performance of the Master Servicer.

        Section 3.06   DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

               (a) Except as otherwise provided in this Section 3.06, when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.06(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.06(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section 3.06(a) by reason of any transfer or assumption that the Master Servicer reasonably believes it is restricted by law from preventing.

               (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.06(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note

(including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its servicing standards as then in effect. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

        Section 3.07   RELEASE OF MORTGAGE FILES.

               (a) Upon the payment in full of any Mortgage Loan or the escrow of such amount in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Master Servicer will promptly furnish to the Trustee a copy of a certification substantially in the form of Exhibit H hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the Master Servicer have been or will be so deposited or escrowed) and shall request that the Trustee deliver to the Master Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer and the Trustee shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

               (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee shall, upon the request of the Master Servicer, and delivery to the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit H (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Master Servicer. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Trustee, when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee, to the Master Servicer.



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        Section 3.08   DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF MASTER
                       SERVICER TO BE HELD FOR TRUSTEE.

               Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or that otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Protected Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Protected Account or Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

        Section 3.09   MAINTENANCE OF HAZARD INSURANCE.

               The Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance on buildings upon, or comprising part of, the Mortgaged Property against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located with an insurer which is licensed to do business in the state where the Mortgaged Property is located. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Master Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Protected Account maintained by the Master Servicer. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 4.02. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage


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



Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (I) the Stated Principal Balance of the related Mortgage Loan, (ii) minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

               In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.09, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.09, and there shall have been a loss that would have been covered by such policy, deposit in the Protected Account maintained by the Master Servicer the amount not otherwise payable under the blanket policy because of such deductible clause. Such deposit shall constitute a Servicing Advance. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

        Section 3.10   PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

               The Master Servicer shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to the Master Servicer in respect of such Insurance Policies shall be promptly deposited in the Protected Account maintained by the Master Servicer upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

        Section 3.11   MAINTENANCE OF THE PRIMARY MORTGAGE INSURANCE POLICIES.

               (a) The Master Servicer shall not take any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer would have been covered thereunder. The Master Servicer shall use its best efforts to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), Primary Mortgage Insurance applicable to each Mortgage Loan. The Master Servicer shall not cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

               (b) The Master Servicer agrees to present on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Protected Account maintained by the Master Servicer, subject to withdrawal pursuant to Section 4.02 hereof.

        Section 3.12 TRUSTEE TO RETAIN POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

               The Trustee shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee, upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

        Section        3.13 REALIZATION UPON DEFAULTED MORTGAGE LOANS;
                       DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN MORTGAGE LOANS.

               (a) The Master Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Protected Account maintained by the Master Servicer pursuant to Section 4.02). If the Master Servicer reasonably believes that Liquidation Proceeds with respect to any such Mortgage Loan would not be increased as a result of such foreclosure or other action, such Mortgage Loan will be charged-off and will become a Liquidated Loan. The Master Servicer will give notice of any such charge-off to the Trustee and the Securities Administrator. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If the Master Servicer has knowledge that a Mortgaged Property that the Master Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

               With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Master Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Protected Account maintained by the Master Servicer no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

               In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three- year period would otherwise expire, an extension of the three-year grace period unless the Trustee shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in section 860F of the Code or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or
(ii) subject any of REMIC I, REMIC II or REMIC III to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.


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



               The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Protected Account maintained by the Master Servicer. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

               The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Master Servicer as provided above, shall be deposited in the Protected Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by the Master Servicer as additional servicing compensation.

               The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.13; second, to reimburse the Master Servicer for any unreimbursed Advances, pursuant to Section
4.02 or this Section 3.13; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

               (b) On each Determination Date, the Master Servicer shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, for the related Prepayment Period.

               (c) The Master Servicer has no intent to foreclose on any Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, that the foregoing does not prevent the Master Servicer from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such Mortgage Loans including delinquency characteristics in the Master Servicer's discretion so warrant such action.

        Section 3.14   SERVICING COMPENSATION.

               As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Protected Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee.

               Additional servicing compensation in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Protected Account shall be retained by the Master Servicer to the extent not required to be deposited in the Protected Account pursuant to
Section 4.02. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any 10:01PM premiums for hazard insurance, as required by Section 3.09 and maintenance of the other forms of insurance coverage required by Section 3.11) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

        Section 3.15 REO PROPERTY.

               (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve such REO Property in the manner and to the extent required herein, subject to the REMIC Provisions.

               (b) The Master Servicer shall deposit all funds collected and received in connection with the operation of any REO Property into the Protected Account maintained by the Master Servicer.

               (c) The Master Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

        Section 3.16   ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

               (a) The Master Servicer shall deliver to the Depositor, the Trustee and the Rating Agencies within 120 days after the end of its fiscal year, commencing with its fiscal year end in 2001, an Officer's Certificate, certifying that with respect to the period ending on its fiscal year end: (I) such Servicing Officer has reviewed the activities of the Master Servicer during the preceding fiscal year or portion thereof and its performance under this Agreement and (ii) to the best of such Servicing Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Subservicer has failed to perform any of its duties, responsibilities and obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

               (b) Copies of such statements shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement shall have been delivered to the Trustee.

        Section 3.17   ANNUAL INDEPENDENT ACCOUNTANT'S SERVICING REPORT.

               The Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Seller within 120 days after the end of each fiscal year, commencing with the fiscal year ending in 2001 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (I) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder, upon request, by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If any such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

        Section 3.18   REPORTS FILED WITH SECURITIES AND EXCHANGE COMMISSION.

               Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to the Trustee who shall furnish a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Securities Administrator shall, in accordance with industry standards and only if instructed by the Depositor, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Securities Administrator shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (I) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn:
Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

        Section 3.19   ACCESS TO CERTAIN DOCUMENTATION.

               The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to any documentation as may be held by the Master Servicer regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Master Servicer designated by it. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

        Section 3.20   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

               Beginning on the first Business Day of the fiscal quarter immediately following the date on which a Mortgage Loan has become at least 91 days delinquent, the Seller may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Seller makes a payment to the Protected Account maintained by the Master Servicer, covering the amount of the Purchase Price for such Mortgage Loan, and the Seller provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in such Protected Account then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse to the Seller which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding the foregoing, any such optional right of repurchase by the Seller hereunder with respect to a delinquent Mortgage Loan shall, if unexercised, terminate on the earlier of (i) the date on which such delinquency has been cured or (ii) the last Business Day of such fiscal quarter immediately following the date on which such Mortgage Loan became 91 days delinquent, provided however, that such optional right of repurchase shall be reinstated if (a) in the case of clause
(I), the related Mortgage Loan shall thereafter again have become 91 or more days delinquent and (b) in the case of clause (ii), such delinquency shall have been subsequently cured and the related Mortgage Loan shall thereafter again become 91 or more days delinquent in any subsequent fiscal quarter.

                                   ARTICLE IV

                                    ACCOUNTS

        Section 4.01   COLLECTION OF MORTGAGE LOAN PAYMENTS; PROTECTED ACCOUNT.

               (a) The Master Servicer shall {550} make reasonable efforts in accordance with customary and usual standards of practice of prudent mortgage lenders in the respective states in which the Mortgaged Properties are located to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a Mortgage Loan is in default or default is imminent or (y) the Master Servicer delivers to the Trustee a certification, based on the advice of counsel or certified public accountants, in either case, that have a national reputation with respect to taxation of REMICs, that a modification of such Mortgage Loan will not result in the imposition of taxes on or disqualify any of REMIC I, REMIC II or REMIC III, the Master Servicer may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than __% and (B) amend any Mortgage Note to extend to the maturity thereof.

               (b) The Master Servicer shall establish and maintain a Protected Account (which shall at all times be an Eligible Account) with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Bear Stearns Asset Backed Securities, Inc., Asset-Backed Certificates Series 2001-AC1". The Master Servicer shall deposit or cause to be deposited into the Protected Account on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers (other than National City) or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:



               (I) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans and all Prepayment Charges collected by the Master Servicer with respect to the Mortgage Loans;



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               (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.14;

               (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

               (iv) any amount required to be deposited by the Master Servicer pursuant to {557} Section 4.01(c) in connection with any losses on Permitted Investments;

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09;

               (vii) the Purchase Price for any Mortgage Loan repurchased by the Seller pursuant to Sections 2.02, 2.03 or 3.20 of this Agreement and any Substitution Adjustment Amount relating to a Mortgage Loan; and

               (viii)  any other amounts required to be deposited hereunder.

               The foregoing requirements for remittance by the Master Servicer into the Protected Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 4.02, it may at any time withdraw or direct the institution maintaining the Protected Account, to withdraw such amount from the Protected Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining the Protected Account, that describes the amounts deposited in error in the Protected Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Protected Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 4.02.

               (c) The institution that maintains the Protected Account shall invest the funds in the Protected Account, in the manner directed by the Master Servicer, in Permitted Investments which shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such Protected Account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Protected Account in respect of any such investments shall be deposited by the Master Servicer into the Protected Account, out of the Master Servicer's own funds.



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               (d) The Master Servicer shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Protected Account prior to any change thereof.

        Section 4.02   PERMITTED WITHDRAWALS FROM THE PROTECTED ACCOUNT.

               (a) The Master Servicer may from time to time make withdrawals from the Protected Account for the following purposes:

               (I) to pay itself (to the extent not previously paid to or withheld by the Master Servicer), as servicing compensation in accordance with Section 3.14, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.14;

               (ii) to reimburse the Master Servicer for Advances made by it with respect to the Mortgage Loans, provided, however, that the Master Servicer's right of reimbursement pursuant to this subclause (ii) shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the Master Servicer for any previously made portion of a Servicing Advance or an Advance made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by it from the related Mortgagor, any related Liquidation Proceeds or otherwise (a "Nonrecoverable Advance"), to the extent not reimbursed pursuant to clause (ii) or clause (v);

               (iv) to reimburse the Master Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

               (v) to pay the Master Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, provided, however, that the Master Servicer's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any Mortgage Loan shall be limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

               (vi) to pay to the Seller, the Depositor or itself, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03 of this Agreement, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

               (vii) to pay any expenses recoverable by the Master Servicer pursuant to Sections 3.03, 7.01, 7.03, 7.04 and 9.05 of this Agreement;



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               (viii)  to withdraw pursuant to Section 4.01 any amount deposited in the Protected Account and not required to be deposited therein; and

               (ix) to clear and terminate the Protected Account upon termination of this Agreement pursuant to Section 10.01 hereof.

               In addition, no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date, the Master Servicer shall withdraw from the Protected Account and remit to the Trustee the amount of Interest Funds (without taking into account any reduction in the amount of Interest Funds attributable to the application of clause (iii) of the definition thereof contained in
Article I of this Agreement) and Principal Funds collected, to the extent on deposit, and the Trustee shall deposit such amount in the Distribution Account. In addition, on or before the Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account any Advances or any payments of Compensating Interest required to be made by the Master Servicer with respect to the Mortgage Loans; provided that the Master Servicer will not be required to make any payments in respect of Compensating Interest on the National City Loans. Furthermore, on each Distribution Account Deposit Date, the Master Servicer shall remit to the Trustee all Prepayment Charges collected by the Master Servicer with respect to the Mortgage Loans during the related Prepayment Period and any Master Servicer Prepayment Charge Payment Amounts required to be made by the Master Servicer in connection with any Prepayment Charges waived by the Master Servicer during the related Prepayment Period.

               The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Protected Account pursuant to subclauses (i), (ii), (iv),
(v) and (vi) above. Prior to making any withdrawal from the Protected Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

        Section 4.03 COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

               To the extent required by the related Mortgage Note, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Master Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

               Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Master Servicer out of related collections for any payments made pursuant to
Section 3.01 (with respect to taxes and assessments and insurance premiums) and
Section 3.09 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the


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



terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

        Section 4.04   DISTRIBUTION ACCOUNT.

               (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

               (b) All amounts deposited to the Distribution Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

               (c) The Distribution Account shall constitute an Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such Permitted Investments, or deposited in demand deposits with such depository institutions, as determined by the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

               (d) In addition to depositing in the Distribution Account available funds by it pursuant to 4.02(a) and 4.04(c), the Trustee shall deposit therein the [$150] received on the Closing Date to be used to pay principal on the Residual Certificates.

               (e) The Trustee shall deposit in the Distribution Account for inclusion in the Interest Funds and Principal Funds to be distributed to the Certificateholders in the related Distribution Date, all payments, collections and other recoveries received by it from National City with respect to the National City Loans during the related Due Period or Prepayment Period, as applicable, (which shall include all Principal Prepayments and Insurance Proceeds received after the related Prepayment Period by the Master Servicer or the Trustee, as applicable, which the Master Servicer deems to have been received during the related Prepayment Period).



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        Section 4.05   PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION
                       ACCOUNT.

               (a) The Trustee will, from time to time on demand of the Master Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal or as the Securities Administrator has instructed hereunder for the following purposes:

               (I) to reimburse the Trustee or the Securities Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

               (ii) to pay investment income to the Trustee;

              (iii) to remove amounts deposited in error; and

               (iv) to clear and terminate the Distribution Account pursuant to
                    Section 10.01.

               (b) On each Distribution Date, the Trustee shall distribute Interest Funds and Principal Funds in the Distribution Account for each Loan Group to the holders of the Certificates in accordance with Section 5.04. In addition, on each Distribution Date, the Trustee shall make any payments of Compensating Interest required to be made with respect to the National City Loans out of funds otherwise payable to it as Trustee hereunder. The Trustee will not be entitled to any recovery or reimbursement in respect of any such payments.




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



                                   ARTICLE V

                           DISTRIBUTIONS AND ADVANCES
                             BY THE MASTER SERVICER

        Section 5.01   ADVANCES.

               The Master Servicer shall, or shall cause the related subservicer pursuant to the Subservicing Agreement to, make an Advance and deposit such Advance in the Protected Account. Each such Advance shall be remitted to the Distribution Account no later than 1:00 p.m. Eastern time on the Distribution Account Deposit Date in immediately available funds. The Master Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the Master Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the Master Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. Subject to the Master Servicer's recoverability determination, in the event that a subservicer fails to make a required Advance, the Master Servicer shall be required to remit the amount of such Advance to the Distribution Account.

               In lieu of making all or a portion of such Advance from its own funds, the Master Servicer may (I) cause to be made an appropriate entry in its records relating to the Protected Account that any Amount Held for Future Distributions has been used by the Master Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Protected Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Master Servicer by deposit in the Distribution Account, no later than the close of business on the Business Day immediately preceding the Distribution Date on which such funds are required to be distributed pursuant to this Agreement.

               The Master Servicer shall be entitled to be reimbursed from the Distribution Account for all Advances of its own funds made pursuant to this Section as provided in Section 4.02. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 5.01.

               Subject to and in accordance with the provisions of Article VIII hereof, in the event the Master Servicer fails to make such Advance, then the Trustee, as Successor Master Servicer, shall be obligated to make such Advance, subject to the provisions of this Section 5.01.

        Section 5.02   COMPENSATING INTEREST PAYMENTS.

               In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan (other than a National City Loan), the Master Servicer shall, to the extent of the Servicing Fee for such


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



Distribution Date, deposit into the Distribution Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on the Business Day immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Securities Administrator, the Trust Fund or the Certificateholders.

               In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in full by the Mortgagor with respect to any National City Loan, the Trustee deposit into the Distribution Account on such Distribution Date, an amount equal to the Prepayment Interest Shortfall from funds otherwise payable to it as Trustee hereunder; and in case of such deposit, the Trustee shall not be entitled to any recovery or reimbursement from the Depositor, the Master Servicer, the Seller, the Securities Administrator, the Trust Fund or the Certificateholders.

        Section 5.03 REMIC DISTRIBUTIONS.

               On each Distribution Date the Securities Administrator, as agent for the Trustee, shall allocate distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, and the REMIC III Regular Interests, in accordance with Section 5.06 hereof.

        Section 5.04   DISTRIBUTIONS.

               (a) On each Distribution Date, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Trustee from the Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

        FIRST, to pay accrued and unpaid interest on the Offered Certificates, in the following order of priority:

        1. From Interest Funds in respect of Loan Group I and Loan Group II, in proportion to the amounts of Interest Funds relating to each such Loan Group, to the Class A-IO Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

        2. From remaining Interest Funds in respect of (a) Loan Group I, to each Class in the Class A-I Group, the Current Interest and any Interest Carry Forward Amount for such Class, pro rata in accordance with the amount of accrued interest due thereon and
               (b) Loan Group II, to the Class II-A Certificates, the Current Interest and any Interest Carry Forward Amount for such Class;

        3.     From remaining Interest Funds in respect of:

               (a) Loan Group I, to the Class II-A Certificates, any remaining Interest Carry Forward Amount for such Class for such Distribution Date, in accordance with any such remaining Interest Carry Forward Amount for such Class, and


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



               (b) Loan Group II, to each of the Class I-A1 Certificates, Class I-A2 Certificates, Class I-A3 Certificates, Class I-A4 Certificates and Class I- A5 Certificates, any remaining Interest Carry Forward Amount for such Class for such Distribution Date, pro rata in accordance with any remaining Interest Carry Forward Amount for each such Class.

        4. From remaining Interest Funds in respect of Loan Group I and Loan Group II, to the Class M-1 Certificates, the Class M-2 Certificates and the Class B Certificates, sequentially, in that order, the Current Interest for each such Class;

        5. Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount; and

        6. Any Remaining Excess Spread will be added to any Excess Overcollateralization Amount and will be applied as Excess Cashflow pursuant to clauses SECOND (D) through SEVENTH, below.

        Notwithstanding the provisions of clauses first 4 and 5, above, on the first Distribution Date, all Excess Spread will be paid to the holders of the Class B-IO Certificates.

        On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated as set forth in the definition of "Current Interest" herein.

        SECOND, to pay as principal on the Offered Certificates entitled to payments of principal, in the following order of priority:

(A) For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

        1. To the Senior Certificates entitled to payments of principal, the Principal Distribution Amount, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I and Loan Group II, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero to be distributed as follows:

               (a)     with respect to the Class I-A Group

                       (I) to the Class I-A5 Certificates, an amount equal to the Lockout Percentage of the Class I-A5 Certificate's pro rata share of the Principal Distribution Amount with respect to Loan Group I,



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                       (ii)   to the Class I-A1 Certificates, Class I-A2
                              Certificates, Class I-A3 Certificates and Class I-A4, sequentially, in that order, any remaining Principal Distribution Amount with respect to Loan Group I, and

                       (iii) to the Class I-A5 Certificates, any remaining Principal Distribution Amount with respect to Loan Group I; and

               (b) the Class II-A Certificates, the Principal Distribution Amount with respect to Loan Group II;

        2. To the Class M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

        3. To the Class M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

        4. To the Class B Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

(B) For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

        1. To the Senior Certificates entitled to payments of principal, from the Principal Distribution Amount, the Class A Principal Distribution Amount, pro rata, based on the Principal Funds for such Distribution Date from each of Loan Group I and Loan Group II, respectively, in each case until the Certificate Principal Balance of the respective Class is reduced to zero to be distributed as follows;

               (a)     with respect to the Class I-A Group

                       (I) to the Class I-A5 Certificates, an amount equal to the Lockout Percentage of the Class I-A5 Certificate's pro rata share of the Class A Principal Distribution Amount with respect to Loan Group I,

                       (ii) to the Class I-A1 Certificates, Class I-A2 Certificates, Class I-A3 Certificates and Class I-A4 Certificates, sequentially, in that order, any remaining Class A Principal Distribution Amount with respect to Loan Group I, and

                       (iii) to the Class I-A5 Certificates, any remaining Class A Principal Distribution Amount with respect to Loan Group I; and

               (b) the Class II-A Certificates, the Class A Principal Distribution Amount with respect to Loan Group II,

        provided, however that, if the Class A Principal Distribution Amount with respect to Loan Group I is more than the balance of the available funds remaining after distributions pursuant


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



        to clauses FIRST 1 through 5 above, the amount paid to the Class I-A5 Certificates pursuant to clause SECOND (B)(1)(a)(i) above shall be reduced by an amount equal to the Class I-A5 Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the other Certificates in the Class A-I Group) of such difference.

        2. To the Class M-1 Certificates, from any remaining Principal Distribution Amount, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

        3. To the Class M-2 Certificates, from any remaining Principal Distribution Amount, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

        4. To the Class B Certificates, from any remaining Principal Distribution Amount, the Class B Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

(C) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date all of the Senior Certificates of a Class A Group are no longer outstanding, the pro rata portion of the Class A Principal Distribution Amount otherwise allocable to such Class A Group will be allocated to the other Class A Group, pro rata in accordance with the aggregate Certificate Principal Balances of the outstanding Senior Certificates of the Class A Group to which such funds are allocated; and

(D) Notwithstanding the provisions of clauses second (A) and (B), if on any Distribution Date the pro rata portion of the Class A Principal Distribution Amount allocated to a Class A Group is insufficient to pay to the related Senior Certificates the principal to which they are entitled under clause second (B)(1), any Excess Cashflow will be allocated in an amount equal to the lesser of the deficiency and the aggregate amount of such Excess Cashflow, and if the pro rata portion of the Class A Principal Distribution Amount is insufficient in both Class A Groups, then pro rata based upon the respective amounts of such deficiencies.

        THIRD, from any remaining Excess Cashflow, to the Class M-1 Certificates an amount equal to (I) any Interest Carry Forward Amount and then (ii) any Unpaid Realized Losses for such Class for such Distribution Date;

        FOURTH, from any remaining Excess Cashflow, to the Class M-2 Certificates an amount equal to (I) any Interest Carry Forward Amount and then
(ii) any Unpaid Realized Losses for such Class for such Distribution Date;

        FIFTH, from any remaining Excess Cashflow, to the Class B Certificates an amount equal to (I) any Interest Carry Forward Amount and then (ii) any Unpaid Realized Losses for such Class and such Distribution Date;



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



        SIXTH, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount;

        SEVENTH, if such Distribution Date follows a Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any of the Mortgage Loans, to the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

        EIGHTH, any remaining amounts to each of the Class R-I Certificates, Class R-II Certificates and Class R-III Certificates, based on the related REMIC in which such amounts remain.

        Notwithstanding the foregoing, on the first Distribution Date, an amount equal to [$50] shall be distributed to each of the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates from funds deposited in the Distribution Account on the Closing Date.

               (b) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

               (c) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

               (d) On or before 5:00 p.m. Eastern time on the fifth Business Day immediately preceding each Distribution Date, the Master Servicer shall deliver a report to the Securities Administrator in the form of a computer readable magnetic tape (or by such other means as the Master Servicer and the Securities Administrator may agree from time to time) containing such data and information, as agreed to by the Master Servicer and the Securities Administrator such as to permit the Securities Administrator to prepare the Monthly Statement to Certificateholders and to direct the Trustee in writing to make the required distributions for the related Distribution Date (the "Remittance Report"). The Securities Administrator shall deliver a Remittance Report to the Trustee on or before 5:00 p.m. Eastern time on the Business Day immediately preceding each Distribution Date.



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



        Section 5.04A  ALLOCATION OF REALIZED LOSSES.

               Any Realized Losses with respect to the Mortgage Loans in the aggregate or the Mortgage Loans in a particular Loan Group, as applicable, shall be applied on each Distribution Date after the distributions provided for in
Section 5.04 in reduction of the Certificate Principal Balance of the Class or Classes of Certificates as provided in the definition of Applied Realized Loss Amount.

        Section 5.05   MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

               (a) Not later than each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of Certificates, the Trustee, the Master Servicer and the Depositor a statement setting forth for the Certificates:

               (I) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

               (ii) the amount of such distribution to Holders of each Class (other than Class P) allocable to interest;

               (iii) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

               (iv) the aggregate of the Stated Principal Balances of all of the Mortgage Loans and of the Mortgage Loans in each Loan Group for the following Distribution Date;

               (v) the related amount of the Servicing Fees paid to or retained by the Master Servicer and the Servicing Fees paid to or retained by any subservicer for the related Due Period; (vi) the Pass-Through Rate for each Class of Offered Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by any interest rate cap;

               (vii) any Interest Carry Forward Amount for each Class of Offered Certificates;

               (viii) the amount of the distribution made on such Distribution Date to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

               (ix) the amount of Advances for each Loan Group included in the distribution on such Distribution Date;

               (x) the cumulative amount of Applied Realized Loss Amounts to date and, in addition, if the Certificate Principal Balances of the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates have all been reduced to zero, the cumulative amount of any Realized Losses that have not been allocated to any Certificates;

               (xi) the number and aggregate principal amounts of Mortgage Loans in each Loan Group for each such Loan Group and the mortgage pool (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy)
        (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days,
        (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xii) with respect to any Mortgage Loan that was liquidated during the preceding calendar month in each Loan Group and the mortgage pool, the loan number and Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the total number and principal balance of any real estate owned or REO Properties in each Loan Group as of the close of business on the Determination Date preceding such Distribution Date;

               (xiv) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans as of the last day of such Distribution Date;

               (xv) the Realized Losses for each Loan Group during the related Prepayment Period and the cumulative Realized Losses for each Loan Group and the mortgage pool through the end of the preceding month; and

               (xvi)   whether a Trigger Event exists.

               The Securities Administrator may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Securities Administrator's internet website. The Security Administrator's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

               (b) The Securities Administrator's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Trustee. The Securities Administrator will make available a copy of each statement provided pursuant to this Section 5.05 to each Rating Agency.

               (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(I) and (a)(ii) of this Section 5.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

               (d) Upon filing with the Internal Revenue Service, the Securities Administrator shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

               (I) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

               (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

               (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

               (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

               (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

               (vi) The amount and timing of any non-interest expenses of a REMIC; and

               (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

               The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

        Section 5.06 REMIC DESIGNATIONS AND ALLOCATIONS.

               (a) The Trustee shall elect that each of REMIC I, REMIC II and REMIC III shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The assets of REMIC I shall include the Mortgage Loans and all interest owing in respect of and principal due thereon, the Distribution Account, the Protected Account maintained by the Master Servicer, any REO Property and any proceeds of the foregoing. The REMIC I Regular Interests shall constitute the assets of REMIC II. The REMIC II Regular Interests shall constitute the assets of REMIC III.

               (b) On each Distribution Date, the Trustee shall cause the Interest Funds and Principal Funds, in the following order of priority, to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R-I Certificates, as the case may be:

               (1) first, from Interest Funds, to REMIC I Regular Interest LT1D, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1B and REMIC I Regular Interest LT1C in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

               (2) second, from Principal Funds, to the Holders of REMIC I Regular Interests, allocated in the following order of priority:

                       (A) to the Holders of REMIC I Regular Interest LT1P, on
               the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause (A);

                       (B) with respect to the Mortgage Loans in Loan Group I,
               to the Holders of REMIC I Regular Interest LT1B, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such amount and to the Holders of REMIC I Regular Interest LT1A, the remainder, until the Uncertificated Principal Balance of those REMIC I Regular Interests are reduced to zero;

                       (C) with respect to the Mortgage Loans in Loan Group II,
               to the Holders of REMIC I Regular Interest LT1C, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such amount and to the Holders of REMIC I Regular Interest LT1A, the remainder, until the Uncertificated Principal Balance of those REMIC I Regular Interests are reduced to zero;

                       (D) to the Holders of REMIC I Regular Interest LT1D,
               until the Uncertificated Principal Balance of REMIC I Regular Interest LT1D is reduced to zero; and

                       (E) any remaining amount to the Holders of the Class R-I Certificates.

               On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Payment Amounts paid by the Master Servicer during the related Prepayment Period will be distributed by REMIC I to the Holders of REMIC I Regular Interest LT1P. The payment of the foregoing amounts to the Holders of REMIC I Regular Interest LT1P shall not reduce the Uncertificated Principal Balance thereof.

               On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-II Certificates, as the case may be:

               (i) first, from Interest Funds, to the Holders of REMIC II Regular Interest A- IO, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2-1B, REMIC II Regular Interest LT2-1ZZ, REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B, REMIC II Regular Interest LT2-2ZZ and REMIC II Regular Interest LT2P, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC II Regular Interest LT2-1ZZ and REMIC II Regular Interest LT2-2ZZ shall be reduced when the sum of the REMIC II Group 1 Overcollateralized Amount and REMIC II Group 2 Overcollateralized Amount is less than the REMIC II Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2- AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2- 1B, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2 and REMIC II Regular Interest LT2-2B in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates;

               (ii) second, from Principal Funds to the Holders of REMIC II Regular Interests, allocated as follows:

                       (a) with respect to the Mortgage Loans in Loan Group I,
               to the Holders of REMIC II Regular Interest LT2-1AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC II Regular Interest is reduced to zero, and with respect to the Mortgage Loans in Loan Group II, to the Holders of REMIC II Regular Interest LT2-2AA, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC II Regular Interest is reduced to zero;

                       (b) with respect to the Mortgage Loans in Loan Group I,
               to the Holders of REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2 and REMIC II Regular Interest LT2-1B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero; and with respect to the Mortgage Loans in Loan Group II, to the Holders of REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2 and REMIC II Regular Interest LT2-2B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC II Regular Interests are reduced to zero;

                       (c) with respect to the Mortgage Loans in Loan Group I,
               to the Holders of REMIC II Regular Interest LT2-1ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, and with respect to the Mortgage Loans in Loan Group II, to the Holders of REMIC II Regular Interest LT2-2ZZ, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero; and

                       (d) to the Holders of REMIC II Regular Interest LT2P, on
               the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; then

                       (e) any remaining amount to the Holders of the Class R-II Certificates; and

               (iii) third, to REMIC II Regular Interest LT2P, 100% of the amount paid in respect of Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts on REMIC I Regular Interest LT1P.

               (c) For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first: with respect to any Mortgage Loans in Loan Group I, to REMIC I Regular Interest LT1B, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such shortfall and to REMIC I Regular Interest LT1A, the remainder, and with respect to any Group II Loan, to REMIC I Regular Interest LT1C, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such shortfall and to REMIC I Regular Interest LT1A, the remainder and second to REMIC I REMIC I Regular Interest LT1D, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass- Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC I Regular Interest.

        For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Mortgage Loans in Loan Group I, first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest LT2-1AA and REMIC II Regular Interest LT2-1ZZ up to an aggregate amount equal to the REMIC II Group 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC II Regular Interest LT2A-IO, REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-AI1, REMIC II Regular Interest LT2-AI2, REMIC II Regular Interest LT2-AI3, REMIC II Regular Interest LT2-AI4, REMIC II Regular Interest LT2-AI5, REMIC II Regular Interest LT2-1M1, REMIC II Regular Interest LT2-1M2, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC II Regular Interest, and
(ii) with respect to the Mortgage Loans in Loan Group II, first, to Uncertificated Accrued Interest payable to REMIC II Regular Interest LT2-2AA and REMIC II Regular Interest LT2-2ZZ up to an aggregate amount equal to the REMIC II Group 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC II Regular Interest LT2A-IO, REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-AII, REMIC II Regular Interest LT2-2M1, REMIC II Regular Interest LT2-2M2, REMIC II Regular Interest LT2-2B and REMIC II Regular Interest LT2-2ZZ, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC II Regular Interest.

               (d) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: with respect to Realized Losses on the Mortgage Loans in Loan Group I, first to REMIC I Regular Interest LT1B, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such Realized Loss and to REMIC I Regular Interest LT1A, the remainder, and with respect to Realized Losses on the Mortgage Loans in Loan Group II, to REMIC I Regular Interest LT1C, its respective proportion (based on its Uncertificated Principal Balance in relation to such Loan Group) of such Realized Loss and to REMIC I Regular Interest LT1A, the remainder, until the Uncertificated Principal Balance has been reduced to zero and second to REMIC I Regular Interest LT1D until the Uncertificated Principal Balance has been reduced to zero.

               (e) All Realized Losses on the REMIC I Regular Interest LT1A, REMIC I Regular Interest LT1B, REMIC I Regular Interest LT1C and REMIC I Regular Interest LT1D shall be deemed to have been allocated in the specified percentages, as follows: with respect to Realized Losses on the Mortgage Loans in Loan Group I, first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT2-1AA and REMIC II Regular Interest LT2-1ZZ up to an aggregate amount equal to the REMIC II Group 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2- 1AA and REMIC II Regular Interest LT2-1ZZ up to an aggregate amount equal to the REMIC II Group 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-1B and REMIC II Regular Interest LT2-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-1M2 and REMIC II Regular Interest LT2-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1M2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-1AA, REMIC II Regular Interest LT2-1M1 and REMIC II Regular Interest LT2-1ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2-1M1 has been reduced to zero, and with respect to Realized Losses on the Mortgage Loans in Loan Group II, first, to Uncertificated Accrued Interest payable to the REMIC II Regular Interest LT2-2AA and REMIC II Regular Interest LT2-2ZZ up to an aggregate amount equal to the REMIC II Group 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-2AA and REMIC II Regular Interest LT2-2ZZ up to an aggregate amount equal to the REMIC II Group 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-2B and REMIC II Regular Interest LT2-2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2B has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-2M2 and REMIC II Regular Interest LT2-2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2- 2M2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC II Regular Interest LT2-2AA, REMIC II Regular Interest LT2-2M1 and REMIC II Regular Interest LT2-2ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC II Regular Interest LT2-2M1 has been reduced to zero.

                                   ARTICLE VI

                                THE CERTIFICATES

        Section 6.01   THE CERTIFICATES.

               The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-15. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:



                                                       Original Certificate
                                                       Principal Balance/or
                     Minimum    Integral Multiple in    Notional Principal
        Class     Denomination  Excess of Minimum         Balance             Pass-Through Rate
----------------  ------------  --------------------   -------------------    -----------------
                                                                                  Class I-A1
         I-A1       $25,000         $1,000             $38,552,000            Pass-Through Rate
                                                                                  Class I-A2
         I-A2       $25,000         $1,000             $40,056,000            Pass-Through Rate
                                                                                  Class I-A3
         I-A3       $25,000         $1,000             $16,107,000            Pass-Through Rate
                                                                                  Class I-A4
         I-A4       $25,000         $1,000             $24,405,000            Pass-Through Rate
                                                                                  Class I-A5
         I-A5       $25,000         $1,000             $13,250,000            Pass-Through Rate
                                                                                  Class II-A
         II-A       $25,000         $1,000             $97,591,000            Pass-Through Rate
                                                                                  Class A-IO
         A-IO       $25,000         $1,000              N/A(4)                Pass-Through Rate
                                                                                  Class A-IO
         M-1        $25,000         $1,000              $4,841,000            Pass-Through Rate
                                                                                  Class A-IO
         M-2        $25,000         $1,000              $4,236,000            Pass-Through Rate
                                                                                  Class A-IO
          B         $25,000         $1,000              $3,025,000            Pass-Through Rate
                                                                                  Class A-IO
         B-IO            10%           1%                        0            Pass-Through Rate
         R-I            100%          N/A                    [$50]                    N/A
         R-II           100%          N/A                    [$50]                    N/A
         R-III          100%          N/A                    [$50]                    N/A


               The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

               The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

          Section 6.02 CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND
                       EXCHANGE OF CERTIFICATES.

               (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

               At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

               No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

               All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

               (b) No Transfer of a Class P, Class B-IO Certificate or Class R shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Securities Administrator in writing the facts surrounding the Transfer in substantially the forms set forth in

Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee and the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Master Servicer, the Securities Administrator or the Trustee. The Depositor shall provide to any Holder of a Class P, Class B-IO or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Securities Administrator and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class P, Class B-IO or Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller, the Securities Administrator and the Master Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

               No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee, the Master Servicer and the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, the Master Servicer and the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee, the Master Servicer and the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Securities Administrator to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Securities Administrator. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee, the Master Servicer and the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA Restricted Certificates) unless the Trustee, the Master Servicer and the Securities Administrator shall have received from the transferee an alternative representation acceptable in form and substance to the Trustee, the Master Servicer, the Depositor and the Securities Administrator. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code without the delivery to the Trustee, the Master Servicer and the Securities Administrator of an Opinion of Counsel satisfactory to the Trustee, the Master Servicer and the Securities Administrator as described above shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee, the Master Servicer and the Securities Administrator an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. None of the Trustee, the Securities Administrator or the Master Servicer shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA Restricted Certificate that is a Book-Entry Certificate, and none of the Trustee, the Securities Administrator or the Master Servicer shall have any liability for transfers of any such Book-Entry Certificates made through the book-entry facilities of any Depository or between or among participants of the Depository or Certificate Owners made in violation of the transfer restrictions set forth herein. None of the Trustee, the Securities Administrator or the Master Servicer shall be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee and the Securities Administrator shall each be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee or the Securities Administrator shall be paid and delivered by the Trustee or the Securities Administrator to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

               (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

               (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

               (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by
        Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

               (v) The Master Servicer shall make available within 60 days of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

               The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, the Securities Administrator, the Seller or the Master Servicer to the effect that the elimination of such restrictions will not cause the REMIC I, REMIC II and/or REMIC III, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

               (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor, the Seller, the Securities Administrator or the Master Servicer.

        Section 6.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

               If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to each Master Servicer, the Securities Administrator and the

Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

        Section 6.04   PERSONS DEEMED OWNERS.

               The Securities Administrator, the Trustee and any agent of the Securities Administrator or the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Securities Administrator, the Trustee nor any agent of the Securities Administrator or the Trustee shall be affected by any notice to the contrary.

        Section 6.05   ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                       ADDRESSES.

               If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

        Section 6.06 BOOK-ENTRY CERTIFICATES.

               The Regular Certificates (other than the Class B-IO Certificates), upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

               (a) the provisions of this Section shall be in full force and effect;

               (b) the Depositor, the Securities Administrator and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

               (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

               (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

               (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

               (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

               (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

               For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

        Section 6.07   NOTICES TO DEPOSITORY.

               Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

        Section 6.08   DEFINITIVE CERTIFICATES.

               If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the

Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

        Section 6.09   MAINTENANCE OF OFFICE OR AGENCY.

               The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies {618} at the Corporate Trust Office where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office, as the office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VII

                THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER

        Section 7.01 RESPECTIVE LIABILITIES OF THE DEPOSITOR, THE MASTER SERVICER AND THE SELLER.

               The Depositor, the Master Servicer and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

        Section 7.02 MERGER OR CONSOLIDATION OF THE DEPOSITOR, THE MASTER SERVICER OR THE SELLER.

               The Depositor, the Master Servicer and the Seller will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               Any Person into which the Depositor, the Master Servicer or the Seller may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Seller shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Seller, shall be the successor of the Depositor, the Master Servicer or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

        Section 7.03 LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND OTHERS.

               None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided that any of the Depositor, the Seller or the Master Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Protected Account as provided by Section 4.02 and out of the Distribution Account as provided in Section 4.05 hereof.

        Section 7.04   LIMITATION ON RESIGNATION OF MASTER SERVICER.

               The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon (x) determination that its duties hereunder are no longer permissible under applicable law or (y) compliance with the following requirements: (i) the Master Servicer has proposed a successor to the Trustee and the Trustee has consented thereto (such consent not to be withheld unreasonably; (ii) the successor is qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and
(iii) each Rating Agency shall have delivered to the Trustee written confirmation that the appointment of such successor will not result in the qualification, reduction or withdrawal of the then-current ratings assigned by such Rating Agency to any of the Certificates. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer to such appointment shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

        Section 7.05   ERRORS AND OMISSIONS INSURANCE; FIDELITY BONDS.

               The Master Servicer shall, for so long as it acts as a successor servicer under a Servicing Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as successor servicer thereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VIII

                     DEFAULT; TERMINATION OF MASTER SERVICER

        Section 8.01   EVENTS OF DEFAULT.

        "Event of Default," wherever used herein, means any one of the following events:

               (I) any failure by the Master Servicer to remit to the Trustee any payment, including any Advance, required to be made pursuant to this Agreement, which failure shall continue unremedied for five Business Days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

               (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement or any breach of a representation or warranty by the Master Servicer, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to Master Servicer by the Trustee or the Depositor, or to the Trustee and the Master Servicer by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

               If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall, by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee, or any successor appointed pursuant to Section 8.02 (a "Successor Master Servicer"). Such Successor Master Servicer shall thereupon if such Successor Master Servicer is a successor to the Master Servicer, make any Advance required by Section 5.01, subject, in the case of the Trustee, to
Section 8.02. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of any Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article IX. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the applicable Successor Master Servicer of all cash amounts which shall at the time be credited to the Protected Account maintained pursuant to Section 4.01, or thereafter be received with respect to the applicable Mortgage Loans. The Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default known to the Trustee.

               Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled pursuant to Sections 4.03 and 4.05 and to receive any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Section 8.02   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

               On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 hereof the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for herein and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including, if applicable, the obligation to make Advances pursuant to Section 5.01 except as otherwise provided herein. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Master Servicer would have been entitled to if it had continued to act hereunder, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the Master Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law, (iii) obligated to effectuate any repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 5.01 or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any Successor Master Servicer shall (I) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under any Servicing Agreement with respect to which the original Servicer has been terminated as servicer, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than any liabilities of the Master Servicer hereof incurred prior to termination of the Master Servicer under Section 8.01 or as otherwise set forth herein), with like effect as if originally named as a party to this Agreement, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the Master Servicer in accordance with this Section 8.02, the Trustee shall not resign as Master Servicer until a Successor Master Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Master Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

               The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a Successor Master Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Master Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer as successor servicer under any Subservicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 7.05.






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



        Section 8.03   NOTIFICATION TO CERTIFICATEHOLDERS.

               (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

               (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

        Section 8.04   WAIVER OF DEFAULTS.

               The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.




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



                                   ARTICLE IX

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

        Section 9.01   DUTIES OF TRUSTEE AND SECURITIES ADMINISTRATOR.

               (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

               (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee or the Securities Administrator pursuant to any provision of this Agreement, the Trustee or the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

               (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.04 and 10.01 herein based the applicable Remittance Report. In addition, the Trustee shall promptly notify the Master Servicer if, on any Distribution Account Deposit Date, any fails to remit to the Trustee the funds required to be remitted by such subservicer under its Subservicing Agreement.

               (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

               (ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

               (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

               (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

               (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

               (vii) None of the Securities Administrator, the Master Servicer, the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the


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



obligations of the Master Servicer hereunder or any subservicer under the applicable Subservicing Agreements.

               (e) All funds received by the Trustee and required to be deposited in the Distribution Account pursuant to this Agreement will be promptly so deposited by the Trustee.

        Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR.

               (a) Except as otherwise provided in Section 9.01:

               (i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller or the Master Servicer or any Subservicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

               (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any paying agent other than the Securities Administrator to perform any paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

               (viii) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Subsection 9.07; and

               (ix) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement.

        Section 9.03 TRUSTEE AND SECURITIES ADMINISTRATOR NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

               The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.05 of this Agreement. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.06, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

        Section 9.04   TRUSTEE AND SECURITIES ADMINISTRATOR MAY OWN
                       CERTIFICATES.

               Each of the Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee or Securities Administrator hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

        Section 9.05   TRUSTEE'S AND SECURITIES ADMINISTRATOR'S EXPENSES.

               The Trustee and the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder or the Securities Administrator, respectively, (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence, bad faith or intentional misconduct. If such funds are insufficient therefor, any such insufficiency shall be recoverable from the Depositor. Such reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

        Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE AND SECURITIES ADMINISTRATOR.

               The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of


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



a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by Fitch with respect to their long-term rating and rated "BBB" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

        Section 9.07   INSURANCE.

               The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

        Section 9.08 RESIGNATION AND REMOVAL OF TRUSTEE AND SECURITIES ADMINISTRATOR.

               The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the Seller, the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning trustee or securities administrator, as applicable, and the successor trustee or securities administrator, as applicable. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor trustee or securities administrator.

               If at any time (i) the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor,
(ii) the Trustee or the Securities Administrator shall become incapable of


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



acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Securities Administrator or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee or securities administrator and (C) the Trustee or the Securities Administrator, as applicable fails to indemnify the Trust Fund against such tax, then the Depositor or the Master Servicer may remove the Trustee or the Securities Administrator, as applicable, and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee, the Securities Administrator, each Master Servicer and the successor trustee or successor securities administrator, as applicable.

               The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee or Securities Administrator and appoint a successor trustee or securities administrator by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee or successor securities administrator to each of the Master Servicer, the Trustee or Securities Administrator so removed and the successor trustee or securities administrator so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to each Rating Agency by the Trustee or successor trustee.

               Any resignation or removal of the Trustee or Securities Administrator and appointment of a successor trustee or securities administrator pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee or securities administrator as provided in Section 9.09 hereof.

        Section 9.09   SUCCESSOR TRUSTEE OR SECURITIES ADMINISTRATOR.

               Any successor trustee or securities administrator appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee or securities administrator shall become effective and such successor trustee or securities administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein.

               No successor trustee or securities administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor trustee or securities administrator shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

               Upon acceptance of appointment by a successor trustee or securities administrator as provided in this Section 9.09, the successor trustee or securities administrator shall mail notice of the succession of such trustee or securities administrator hereunder to all Holders of Certificates. If


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



the successor trustee or securities administrator fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

        Section 9.10 MERGER OR CONSOLIDATION OF TRUSTEE OR SECURITIES ADMINISTRATOR.

               Any corporation, state bank or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or of the business of the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 9.11   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

               Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such


                                      -117-

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        act or acts, in which event such rights, powers, duties and obligations
        (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

               Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

               Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 9.12   TAX MATTERS.

               It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee and/or the Securities Administrator, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Securities Administrator shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable


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



method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Securities Administrator shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Securities Administrator shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) each of the Securities Administrator and the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) neither the Trustee nor the Securities Administrator shall knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the last paragraph of this Section 9.11, as directed by the Securities Administrator in its Remittance Report, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee, the Securities Administrator at the written request of the Trustee, or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (I) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Securities Administrator pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Securities Administrator shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) neither the Trustee nor the Master Servicer shall enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee, or at the written request of the Trustee, the Securities Administrator, shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority,


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



request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

               In order to enable each of the Trustee and the Securities Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee or the Securities Administrator within 10 days after the Closing Date all information or data that the Trustee or the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or the Securities Administrator promptly upon written request therefor, any such additional information or data that the Trustee or the Securities Administrator may, from time to time, request in order to enable the Trustee or the Securities Administrator to perform its duties as set forth herein. The Depositor hereby indemnifies each of Trustee and the Securities Administrator for any losses, liabilities, damages, claims or expenses of the Trustee or the Securities Administrator arising from any errors or miscalculations of the Trustee or the Securities Administrator, as applicable, that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee or the Securities Administrator, as applicable, on a timely basis.

               In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II or REMIC III after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II or REMIC III, and is not paid as otherwise provided for herein, such tax shall be paid by (I) the Trustee or the Securities Administrator, if any such other tax arises out of or results from a breach by the Trustee or the Securities Administrator, respectively, of any of its obligations under this Agreement, (ii) any party hereto (other than the Trustee or the Securities Administrator) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (I) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders and the Class B-IO Certificateholders (pro rata based on the amounts to be distributed), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class B Certificates, second, to the Class M-2 Certificates, third, to the Class M-1 Certificates, and fourth, to the Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Class R Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. Following written notification to the Securities Administrator by the Trustee of any amount payable out of distributions to the Certificateholders pursuant to the preceding two sentences, the Securities Administrator shall include in its Remittance Report instructions as to distributions to such parties


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



taking into account the priorities described in the second preceding sentence. The Securities Administrator, on written request by the Trustee, agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

               The Trustee and the Securities Administrator each agree that, in the event it should obtain any information necessary for the other party to perform its obligations pursuant to this Section 9.12, it will promptly notify and provide such information to such other party. Notwithstanding anything in this Agreement to the contrary, the Trustee agrees that, in the event that the Trustee obtains actual knowledge that the Securities Administrator has breached any of its obligations pursuant to this Section 9.12, the Trustee shall perform such obligations on its behalf to the extent that the Trustee possesses all documents necessary to so perform and receives reasonable compensation therefor, provided, however, that the Trustee shall not be liable for any losses resulting from any such breach.




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



                                    ARTICLE X

                                   TERMINATION

        Section 10.01 TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL MORTGAGE LOANS.

               Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Securities Administrator and (iv) unreimbursed out-of pocket costs of the related Servicer or the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05 and (b) the later of
(i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

               The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Stated Principal Balance of all of the Mortgage Loans in the Trust Fund, at the time of any such repurchase, aggregating ten percent or less of the aggregate Cut- off Date Principal Balance of all of the Mortgage Loans.

        Section 10.02  FINAL DISTRIBUTION ON THE CERTIFICATES.

               If on any Determination Date, (i) the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Protected Account of the Master Servicer, the Master Servicer shall direct the Securities Administrator to send a final distribution notice promptly to each Certificateholder or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the Corporate Trust Office of the Trustee. If the Master Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Master Servicer shall notify the Depositor, the Securities Administrator,{640} the Trustee and the Securities Administrator of the date the Master Servicer intends to terminate the Trust Fund. The Master Servicer shall remit the Mortgage Loan Repurchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Master Servicer.

               Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

               In the event such notice is given, the Master Servicer shall cause all funds in the applicable Protected Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer or its designee the Mortgage Files for the Mortgage Loans and any documents necessary to transfer any REO Property.

               Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

               In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto.

        Section 10.03  ADDITIONAL TERMINATION REQUIREMENTS.

               (a) Upon exercise by the Master Servicer of its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional


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



requirements, unless each of the Trustee and the Securities Administrator have been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause a REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (1) The Master Servicer shall establish a 90-day liquidation period and notify the Trustee and Securities Administrator thereof, and the Securities Administrator shall in turn specify the first day of such period in a statement attached to each of REMIC I, REMIC II and REMIC III's Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Master Servicer shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

               (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Master Servicer as agent of the Trustee shall sell all of the assets of REMIC I, REMIC II and REMIC III for cash; and

               (3) At the time of the making of the final payment on the Certificates, the Securities Administrator as agent for the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

               (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to specify the 90-day liquidation period for REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

               (c) The Securities Administrator as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.




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



                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

        Section 11.01  AMENDMENT.

               This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein (including to give effect to the expectations of investors), to change the manner in which the Protected Account maintained by the Master Servicer is maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

               Notwithstanding the foregoing, without the consent of the Certificateholders, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II and REMIC III as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against any of REMIC I, REMIC II or REMIC III at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

               This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II or REMIC III's REMIC elections to fail to qualify or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

               Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the Securities Administrator, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II or REMIC III or the Certificateholders or cause REMIC I, REMIC II or REMIC III's REMIC elections to fail to qualify at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

               Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

               It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        Section 11.02  RECORDATION OF AGREEMENT; COUNTERPARTS.

               To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03  GOVERNING LAW.

               THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        Section 11.04  INTENTION OF PARTIES.

               It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable , for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

               The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

        Section 11.05  NOTICES.

               (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (I)     Any material change or amendment to this Agreement;

               (ii) The occurrence of any Event of Default that has not been cured;

               (iii) The resignation or termination of the Master Servicer, the Securities Administrator or the Trustee and the appointment of any successor;

               (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.12 and 10.01; and

               (v)     The final payment to Certificateholders.

               In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

               (I)     Each report to Certificateholders described in Section
        5.05;

               (ii)    Each annual statement as to compliance described in
        Section 3.16; and

               (iii) Each annual independent public accountants' servicing report described in Section 3.17.

               (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (I) in the case of the Depositor, Bear Stearns Asset Backed Securities, Inc., 245 Park Avenue, New York, New York 10167, Attention: Chief Counsel; (ii) in the case of the Seller or the Master Servicer, EMC Mortgage Corporation, 909 Hidden Ridge Drive, Irving, Texas 75038, Attention: Ralene Ruyle or such other address as may be hereafter furnished to the other parties hereto by the Master Servicer in writing; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto;
(v) in the case of the Securities Administrator {642}, 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: BSABS 2001-AC1 or such other address as may be hereafter furnished to the other parties hereto by the Securities Administrator in writing and (vi) in the case of the Rating Agencies,
(x) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: Home Equity Monitoring and (y) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer, the Securities Administrator{643} or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        Section 11.06  SEVERABILITY OF PROVISIONS.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

        Section 11.07  ASSIGNMENT.


               Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Master Servicer, the Seller or the Depositor.

        Section 11.08  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

               The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Securities Administrator, as appropriate, a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or the Securities Administrator, as appropriate to institute such action, suit or proceeding in its own name as Trustee or the Securities Administrator, as appropriate, hereunder and shall have offered to the Trustee or the Securities Administrator, as appropriate, such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Securities Administrator, as appropriate, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder, the Trustee or the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

        Section 11.09  INSPECTION AND AUDIT RIGHTS.

               (a) The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer.

               (b) The Trustee and the Securities Administrator shall each provide access to the records and documentation in its possession regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at its respective office; provided, however, that, unless otherwise required by law, neither the Trustee nor the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee and the Securities Administrator shall each allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers its actual costs.

        Section 11.10  CERTIFICATES NONASSESSABLE AND FULLY PAID.

               It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                                      * * *

               IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Seller, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                 BEAR STEARNS ASSET BACKED SECURITIES,
                                 INC.,
                                         as Depositor

                                 By:
                                      ------------------------------------
                                 Name:
                                 Title:

                                 EMC MORTGAGE CORPORATION,
                                         as Seller and Master Servicer

                                 By:
                                      ------------------------------------
                                 Name:
                                 Title:

                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                 ASSOCIATION
                                         as Securities Administrator and Trustee

                                 By:
                                      ------------------------------------
                                 Name:
                                 Title:

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )

               On this ___ day of August, 2001, before me, a notary public in and for said State, appeared ______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Bear Stearns Asset Backed Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                ----------------------------
                                                     Notary Public

[Notarial Seal]

STATE OF       )
               ) ss.:
COUNTY OF      )

               On this ____ day of August, 2001, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank Minnesota, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ----------------------------
                                                 Notary Public

[Notarial Seal]

STATE OF NEW YORK             )
                              ) ss.:
COUNTY OF NEW YORK            )

               On this ____ day of August, 2001, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of EMC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ----------------------------
                                                 Notary Public


[Notarial Seal]

                                                                   EXHIBIT A-1

                         FORM OF CLASS [A--]CERTIFICATE

                   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                   THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      A-1-1




Certificate No.___                                           [_____%] [Adjustable] Pass-Through Rate

Class [A-__] Senior

                                                             Aggregate Initial [Current Principal
Date of Pooling and Servicing Agreement and                  Amount][Notional Amount] of this Certificate
Cut-off Date:                                                as of the Cut-off Date:
August 1, 2001                                               $

                                                             Initial [Current Principal Amount][Notional
                                                             Amount] of this Certificate as of the Cut-off
First Distribution Date:                                     Date:
September 25, 2001                                           $_________

Master Servicer:
EMC Mortgage Corporation

Assumed Final Distribution Date:
September 25, 2031 [February 25, 2004]                       CUSIP _________


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2001-AC1

          evidencing a fractional undivided interest in the distributions allocable to the Class [A-___] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed rate mortgage loans sold by BEAR STEARNS ASSET-BACKED SECURITIES, INC.

                   This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                   This certifies that Cede & Co. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, adjustable rate mortgages loans secured by one- to four- family residences, units in planned unit developments and individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Bear Stearns Asset-Backed Securities, Inc. ("BSABSI"). The Mortgage Loans were sold by EMC


                                      A-1-2

Mortgage Corporation ("EMC") to BSABSI. EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), between BSABSI, as seller and master servicer (the "Seller") and Wells Fargo Bank Minnesota, National Association, as trustee and securities administrator (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                   Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                   Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                   This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                   The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.



                                      A-1-3

                   This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                   The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

                   The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                   No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                   The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the


                                      A-1-4

Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                   Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-1-5

                   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 30, 2001             WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                   Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                                 Authorized Signatory


                                              CERTIFICATE OF AUTHENTICATION

                   This is one of the Class [A-___] Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                   Authorized signatory of Wells Fargo Bank
                                   Minnesota, National Association, not in its individual capacity but solely as Trustee

                                   By:
                                      ------------------------------------------
                                             Authorized Signatory



                                      A-1-6

                                   ASSIGNMENT
                                   ----------

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Asset- Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                   I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:
           ---------------------------------------------------------------------
                                     Signature by or on behalf of assignor


                             ---------------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                   The assignee should include the following for purposes of distribution:

                   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                   This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-2

                    FORM OF CLASS [M-_][B][B-IO] CERTIFICATE

                   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                   THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND ANY REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                   UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                   [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT,


                                      A-2-1

SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.]

                   [THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR.]




                                      A-2-2


Certificate No.1                                             ______% Pass-Through Rate

Class [M-__][B][B-IO]

                                                             Aggregate Initial [Current Principal
Date of Pooling and Servicing Agreement and                  Amount][Notional Amount] of this Certificate
Cut-off Date:                                                as of the Cut-off Date:
August 1, 2001                                               $

                                                             Initial [Current Principal Amount][Notional
First Distribution Date:                                     Amount] of this Certificate as of the Cut-off
September 25, 2001                                           Date: $

Master Servicer:
EMC Mortgage Corporation

Assumed Final Distribution Date:
September 25, 2031                                           CUSIP


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2001-AC1

          evidencing a fractional undivided interest in the distributions allocable to the Class [M-__][B][B-IO] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed rate mortgage loans sold by BEAR STEARNS ASSET-BACKED SECURITIES, INC.

                   This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                   This certifies that [Cede & Co.][________] is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional fast lien, adjustable rate mortgages loans secured by one- to four- family residences, units in planned unit developments and individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Bear Stearns Asset-Backed Securities, Inc. ("BSABSI"). The Mortgage Loans were


                                      A-2-3
sold by EMC Mortgage Corporation ("EMC") to BSABSI. EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), between BSABSI, as seller (the "Seller") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                   Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                   Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                   [This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an


                                      A-2-4
owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of an Institutional Accredited Investor.]

                   This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                   The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                   This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                   The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

                   The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                   No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee


                                      A-2-5
and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                   The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                   Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.




                                      A-2-6

                   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 30, 2001             WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                   Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                   This is one of the Class [M-__][B][B-IO] Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                   Authorized signatory of Wells Fargo Bank
                                   Minnesota, National Association, not in its individual capacity but solely as Trustee

                                   By:
                                      ------------------------------------------
                                             Authorized Signatory



                                      A-2-7

                                   ASSIGNMENT
                                   ----------

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Asset- Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                   I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:
           ---------------------------------------------------------------------
                                     Signature by or on behalf of assignor


                             ---------------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                   The assignee should include the following for purposes of distribution:

                   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                   This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-3

                           FORM OF CLASS P CERTIFICATE


          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.





                                      A-3-1



Certificate No. 1
Class P                                                       Aggregate Initial Certificate Principal
                                                              Balance of the Class P Certificates:
                                                              $100.00
Date of Pooling and Servicing                                 Initial Certificate Principal Balance
Agreement and Cut-off Date:                                   of this Certificate ("Denomination"):
August 1, 2001                                                $100.00
First Distribution Date:                                      Percentage Interest of this Certificate:
September 25, 2001                                            100.00%
Master Servicer:                                              CUSIP:
EMC Mortgage Corporation
Assumed Final Distribution Date:
September 25, 2031


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2001-7
                                     Class P

          evidencing a percentage interest in any distributions allocable. to the Class P Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans formed and sold by BEAR STEARNS ASSET-BACKED SECURITIES, INC.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset Backed Securities, Inc., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Bear Stearns Asset Backed Securities, Inc., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Bear Stearns Asset Backed Securities, Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Depositor, the Master Servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms


                                      A-3-2
used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement; to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of Prepayment Charges and principal, if any) required to be distributed to Holders of Class P Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Asset-Backed Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Depositor and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer


                                      A-3-3
is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certifrcateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.


                                      A-3-4

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Holder of at least 50.01% Percentage Interest in the Class C Certificates (the "Majority Class C Certificateholder") from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respects hereof). The Agreement permits, but does not require, the Majority Class C Certificateholder to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans an all REO Property; provided, that any such option may only be exercised if the aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                      A-3-5

                   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October __,, 2001           WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                   Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                   This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                   Authorized signatory of Wells Fargo Bank
                                   Minnesota, National Association, not in its individual capacity but solely as Trustee

                                   By:
                                      ------------------------------------------
                                             Authorized Signatory





                                     A-3-6

                                   ASSIGNMENT
                                   ----------

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Asset- Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                   I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:
           ---------------------------------------------------------------------
                                     Signature by or on behalf of assignor


                             ---------------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                   The assignee should include the following for purposes of distribution:

                   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                   This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                     EXHIBIT A-4

                         FORM OF CLASS R-[_] CERTIFICATE

                   THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON, A PUBLICLY TRADED PARTNERSHIP OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                   SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                   THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY OBLIGATIONS ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF AN INSTITUTIONAL ACCREDITED INVESTOR

                   ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH


                                     A-4-1

TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.




                                      A-4-2


Certificate No.1                                             Variable Pass-Through Rate

Class R-[_] Senior

Date of Pooling and Servicing Agreement and                  Aggregate Initial Current Principal Amount of
Cut-off Date:                                                this Certificate as of the Cut-off Date:
August 1, 2001                                               $100.00

First Distribution Date:                                     Initial Current Principal Amount of this
September 25, 2001                                           Certificate as of the Cut-off Date: $100.00

Master Servicer:
EMC Mortgage Corporation

Assumed Final Distribution Date:
September 25, 2031                                           CUSIP


                            ASSET-BACKED CERTIFICATE
                                 SERIES 2001-AC1

          evidencing a fractional undivided interest in the distributions allocable to the Class R-[_] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed rate mortgage loans sold by BEAR STEARNS ASSET-BACKED SECURITIES, INC.

                   This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or the Trustee or any of their affiliates or any other person. None of Bear Stearns Asset-Backed Securities, Inc., the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                   This certifies that Bear, Steams Securities Corp. is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, adjustable rate mortgages loans secured by one- to four- family residences, units in planned unit developments and individual condominium and cooperative units (collectively, the "Mortgage Loans") sold by Bear Stearns Asset-Backed Securities, Inc. ("BSABSI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") to BSABSI. EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the


                                      A-4-3

Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement'), between BSABSI, as seller (the "Seller") and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                   Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the Pass-Through Rate set forth above. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the first anniversary of the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

                   Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The Initial Current Principal Amount of this Certificate is set forth above. The Current Principal Amount hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                   Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Seller, or any affiliate of the Seller, on such terms and conditions as the Seller may choose.



                                      A-4-4

                   This Certificate may not be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, unless the proposed transfer and/or holding of a Certificate and the servicing, management and/or operation of the trust and its assets: (i) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (ii) will not give rise to any additional fiduciary obligations on the part of the Seller, the Master Servicer or the Trustee, which will be deemed represented by an owner of a Book-Entry Certificate or a Global Certificate and will be evidenced by a representation or an Opinion of Counsel to such effect by or on behalf of an Institutional Accredited Investor.

                   This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in fifteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                   The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                   This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                   The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Agreement from time to time by the Seller and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 66-2/3% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.



                                      A-4-5

                   The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

                   No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Seller, the Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Trustee or any such agent shall be affected by notice to the contrary.

                   The obligations created by the Agreement and the Trust Fund created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust Fund in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than the percentage of the aggregate Outstanding Principal Balance specified in the Agreement of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                   Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.



                                      A-4-6

                   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 30, 2001             WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
                                   Not in its individual capacity but solely as Trustee


                                    By:
                                       -----------------------------------------
                                                 Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

                   This is one of the Class R-[_] Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                   Authorized signatory of Wells Fargo Bank
                                   Minnesota, National Association, not in its individual capacity but solely as Trustee

                                   By:
                                      ------------------------------------------
                                             Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Fractional Undivided Interest evidenced by the within Asset- Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                   I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Dated:
           ---------------------------------------------------------------------
                                     Signature by or on behalf of assignor


                             ---------------------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                   The assignee should include the following for purposes of distribution:

                   Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________________.

                   This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                   EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                   The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

(a)       the loan number;

(b)       the Mortgagor's name;

(c) the street address (including city, state and zip code) of the Mortgaged Property;

(d)       the property type;

(e)       the Mortgage Rate;

(f)       the Master Servicing Rate;

(g)       the Net Rate;

(h)       the original term;

(i)       the maturity date;

(j)       the stated remaining term to maturity;

(k)       the original principal balance;

(1)       the first payment date;

(m)       the principal and interest payment in effect as of the Cut-off Date;

(n)       the unpaid principal balance as of the Cut-off Date;

(o)       the Loan-to-Value Ratio at origination;

(p)       paid-through date;

(q)       the insurer of any Primary Mortgage Insurance Policy;

(r)       the Mortgage Loan Group;

(s)       the Gross Margin, if applicable;

(t)       the Maximum Lifetime Mortgage Rate, if applicable;

(u)       the Minimum Lifetime Mortgage Rate, if applicable;

(v)       the Periodic Rate Cap, if applicable; and

(w)       the number of days delinquent, if any.

Such schedule also shall set forth for all of the Mortgage Loans, the total number of Mortgage Loans, the total of each of the amounts described under (xi) and (xiv) above, the weighted average by principal balance as of the Cut-off Date of each of the rates described under (v), (vi) and (vii) above, and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                EXHIBIT C-1
                          FORM OF INITIAL CERTIFICATION

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

                   Re: Pooling and Servicing Agreement dated as of August 1, 2001, between Bear Stearns Asset-Backed Securities, Inc., as seller and Wells Fargo Bank Minnesota, National Association, as trustee, issuing Asset-Backed Certificates, Series 2001-AC1
                         ----------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

          The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                      [   ]

                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      C-1-1

                                                                 EXHIBIT C-2

                          FORM OF INTERIM CERTIFICATION

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

                   Re:   Pooling and Servicing Agreement dated as of
                         August 1, 2001, between Bear Stearns Asset-
                         Backed Securities, Inc., as depositor, EMC
                         Mortgage Corporation, as master servicer and seller, and Wells Fargo Bank Minnesota, National
                         Association, as trustee and securities administrator, Issuing Asset-Backed Certificates, Series 2001-AC1
                         ---------------------------------------------------


Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

          The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.






                                      C-2-1

                                    [     ]

                                    By:
                                           -----------------------------------
                                           Name:
                                           Title:


                                      C-2-2

                                                               EXHIBIT C-3

                          FORM OF FINAL CERTIFICATION

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

[Service]
             Re: Pooling and Servicing Agreement dated as of August 1, 2001, among Bear Stearns Asset-Backed Securities, Inc., as seller and Wells Fargo Bank Minnesota, National Association, as trustee issuing Mortgage
                 Pass-Through Certificates. Series 2001-AC1
                 ---------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section
2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

          The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                      [    ]

                                      By:
                                          -----------------------------------
                                      Name:
                                      Title:


                                      C-3-1

                                                                EXHIBIT D

                                           Affidavit pursuant to Section
                                           860E(e)(4) of the Internal Revenue
                                           Code of 1986, as amended, and for
                                           other purposes

STATE OF                    )
                            )ss:
COUNTY OF                   )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Asset-Backed Securities, Inc. Asset-Backed Certificates, Series 2001-AC1, Class R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Asset-Backed Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

          3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

          4.       That the Investor's taxpayer identification number is
 ______________________.

          5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

          6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

          7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                     [NAME OF INVESTOR]


                                     By:
                                           ------------------------------------
                                           [Name of Officer]
                                           [Title of Officer]
                                           [Address of Investor for receipt of
                                           distributions]

                                           Address of
                                           Investor for
                                           receipt of tax
                                           information:

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT E

                    FORM OF TRANSFEROR REPRESENTATION LETTER



                                                 ______________,200___



Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044


Attention: Bear Stearns Asset-Backed Securities, Inc., Series 2001-AC1

             Re:      Bear Stearns Asset-Backed Securities, Inc.
                      Asset-Backed Certificates, Series 2001-AC1, Class__
                      -------------------------------------------------

Ladies and Gentlemen:

          In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2001-AC1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2001 among Bear Stearns Asset-Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation, as seller and master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee and securities administrator (the "Trustee"). The Seller hereby certifies, represents and warrants to, a covenants with, the Depositor and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                       Very truly yours,




                                       (Seller)

                                       By:
                                          --------------------------------

                                       Name:
                                            ------------------------------

                                       Title:
                                             -----------------------------

                                                                 EXHIBIT F-1

                     FORM OF INVESTOR REPRESENTATION LETTER

                                ___________,200__


Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

Attention:         Bear Stearns Asset-Backed Securities, Inc., Series 2001-AC1

                   Re: Bear Stearns Asset-Backed Securities, Inc. Asset-Backed Certificates, Series 2001-AC1, Class__
                            -------------------------------------------------

Ladies and Gentlemen:

          ______________ (the "Purchaser") intends to purchase from
______________ (the "Seller") $_________ Initial Certificate Principal Balance of Asset-Backed Certificates, Series 2001-AC1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2001 among Bear Stearns Asset-Backed Securities, Inc., as depositor (the "Depositor"), EMC Mortgage Corporation, as seller and master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee and securities administrator (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                            1. The Purchaser understands that (a) the
                   Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.


                            2. The Purchaser is acquiring the Certificates for
                   its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                            3. The Purchaser is (a) a substantial, sophisticated
                   institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                            4. The Purchaser has been furnished with, and has
                   had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated October 30, 2001, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Depositor, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Depositor solely for use in connection with the Original Sale and the Depositor did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Depositor with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                            5. The Purchaser has not and will not nor has it
                   authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                   (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                         Very truly yours,




                                         (Purchaser)

                                         By:
                                            -------------------------------

                                         Name:
                                              -----------------------------

                                         Title:
                                               ----------------------------

                                                                     EXHIBIT G-1

                           FORM OF INVESTMENT LETTER

                                                                       [Date]
[SELLER]

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

     Re: BSABSI Series 2001-AC1 Asset-Backed Certificates (the "Certificates"), including the [Class XP, Class B-4, Class B-5, Class B-6] Certificates (The "Privately Offered Certificates")
          ----------------------------------------------------------------------

Dear Ladies and Gentlemen:

          In connection with our purchase of Privately Offered Certificates, we confirm that:

                   (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                   (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                   (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in
                            Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                   (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                   (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state


                                      G-1-6
                            securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                   (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                     (A) (1) the sale is to an Eligible
                            Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                     (B) if the Privately Offered Certificate is
                            not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank Minnesota, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                   (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                    (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or


                                      G-1-7

                            Section 401(c) of ERISA and the regulations promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

                   (ix) We understand that each of the Class B-IO, Class P, R-I, Class R-II and Class R-III Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
                            (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY


                                      G-1-8

                            PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 OR SECTION 401(C) OF
                            ERISA AND THE REGULATIONS TO BE PROMULGATED
                            THEREUNDER AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SELLER, THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION OR AN OPINION OF COUNSEL TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE."

          "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

          Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of August 1, 2001, between Bear Stearns Asset-Backed Securities, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement').

          If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):
                          ------------------------------------



                                      G-1-9

          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.

                                            Very truly yours,

                                            [PURCHASER]

                                            By:
                                                 -----------------------------
                                                     (Authorized Officer)

                                            [By:
                                                ------------------------------
                                                     Attorney-in-fact]



                                     G-1-10

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                            [NAME OF NOMINEE]

                                            By:
                                                 -----------------------------
                                                     (Authorized Officer)

                                            [By:
                                                ------------------------------
                                                     Attorney-in-fact]





                                     G-1-11

                                                                     EXHIBIT G-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

[SELLER]                                                                 [Date]

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

Bear Stearns Asset-Backed Securities, Inc.
245 Park Avenue
New York, New York 10167

      Re:      BSABSI Series 2001-AC1 Asset-Backed Certificates,
               Class B-IO, Class P and Class R Certificates
               (The "Privately Offered Certificates")
               -------------------------------------------------

Dear Ladies and Gentlemen:

          In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

          Date: ______________, 20__ (must be on or after the close of its most recent fiscal year)

          Amount: $ _____________________; and

2.        The dollar amount set forth above is:

          a. greater than $100 million and the undersigned is one of the following entities:

               (x) an insurance company as defined in Section 2(13) of the Act1; or

               (y) an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

--------
1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.



                                      G-2-1

                    (z) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                    (aa) a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                    (bb) a business development company as defined in Section
                         202(a)(22) of the Investment Advisers Act of 1940; or

                    (cc) a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

                    (dd) a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                    (ee) an investment adviser registered under the Investment
                         Advisers Act; or

          b. greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

          c. less than $ 10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

          d. less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

          e. less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The


                                      G-2-2
undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

          The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement, dated as of August 1, 2001, between Bear Stearns Asset-Backed Securities, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, pursuant to Certificates were issued.

          The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation or an opinion of counsel to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under a prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84- 14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or Section 401(c) of ERISA and the regulations to be promulgated thereunder and (II) will not give rise to any additional fiduciary duties on the part of the Seller, the Master Servicer or the Trustee.

          If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.




                                      G-2-3

Name of Nominee (if any):

IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ___________, 20___.

                                       Very truly yours,

                                       [PURCHASER]


                                       By:
                                           ---------------------------------
                                                (Authorized Officer)

                                       [By:
                                            --------------------------------
                                                Attorney-in-fact]




                                      G-2-4

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                     [NAME OF NOMINEE]

                                     By:
                                         ---------------------------------------
                                              (Authorized Officer)

                                     [By:
                                          --------------------------------------
                                              Attorney-in-fact]



                                      G-2-5

                                                                    EXHIBIT H
                        REQUEST FOR RELEASE OF DOCUMENTS

To:       Wells Fargo Bank Minnesota, National Association
          1015 10th Avenue S.E.
          Minneapolis, MN 55414

RE: Pooling and Servicing Agreement dated as of August 1, 2001, between BSABSI and Wells Fargo Bank Minnesota,
          National Association as Trustee

          In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:
--------------------

MORTGAGOR NAME, ADDRESS & ZIP CODE:
----------------------------------

REASON FOR REQUESTING DOCUMENTS (CHECK ONE):

_____    1.       Mortgage Paid in Full and proceeds have been
                  deposited into the Custodial Account

_____    2.       Foreclosure

_____    3.       Substitution

_____    4.       Other Liquidation

_____    5.       Nonliquidation            Reason:
                                                   -----------------------------

_____    6.       California Mortgage
                  Loan paid in full


                                            By:
                                                --------------------------------
                                                     (authorized signer)

                                            Issuer:
                                                     ---------------------------
                                            Address:
                                                      --------------------------

                                            Date:
                                                  ------------------------------

                                                               EXHIBIT I

                          DTC Letter of Representations
                             [provided upon Request]

                                                               EXHIBIT J

                   Schedule of Mortgage Loans with Lost Notes
                             [provided upon Request]



                                       J-1